SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2006

UNIPRO FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(Address of Principal Executive Offices)

(818) 597-5772

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement

In addition to historical information, this document contains forward-looking statements regarding business prospects, financial trends and accounting policies that may affect our future operating results, financial position and cash flows. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,’’ “anticipate,’’ “estimate,’’ “expect,’’ “project,’’ “intend,’’ “plan,’’ “believe,’’ “target,’’ “forecast’’ and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, they include statements relating to future actions, prospective products and services, future performance or results of current and anticipated products and services, sales efforts, capital expenditures, expenses, interest rates, the outcome of contingencies, such as legal proceedings, and financial results.

These statements are based on our assumptions and estimates and are subject to risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01	Entry into a Material Definitive Agreement.

(a) On October 27, 2006, the Company entered into and closed a Securities Purchase Agreement (“SPA”) with China Fire Protection Group, Inc., a limited liability company organized under the laws of the British Virgin Islands (“China Fire”) and certain Investors (the “Investors”). Under the SPA, the Company sold (i) an aggregate of 1,538,604 shares of Common Stock (the “Common Stock”), at a purchase price of $3.25 per share, (ii) Series A Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise price of $3.58 per share (“Series A Warrants”) and (iii) Series B Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise price of $4.88 per share (“Series B Warrants”). Under the SPA, certain Investors received the right to purchase, before December 11, 2006, an aggregate of 923,077 shares of Common Stock (subject to customary adjustments) at $3.25 per share and an aggregate of 184,615 Series A Warrants and 184,615 Series B Warrants. In connection with the SPA, the Company granted to H.C. Wainwright & Co., Inc., the placement agent, warrants to purchase 115,395 shares at $3.25 per share and expiring on October 26, 2011.

In connection with the SPA, on October 27 2006, the Company entered into a Registration Rights Agreement with the Investors (“Investor RRA”). Under the Investor RRA, the Company must prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement for the resale of the Common Stock issued and issuable to the Investors and to use its best efforts to cause, and to maintain, the effectiveness of the registration statement. The Company is subject to certain monetary obligations, to Investors if, among other reasons, the registration statement is not effective by 150 days after October 27, 2006. The obligations are payments in an amount equal to 2.0% of the aggregate amount invested by each such Investor (based upon the number of Registrable Securities (as defined) then owned by such Investor) and an amount equal to 1.0% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 24%.

The Series A and Series B warrants are subject to redemption as follows. In the event (i) the Common Stock is traded on the Nasdaq Stock Market, The American Stock Exchange, the New York Stock Exchange or the OTC Bulletin Board, (ii) the closing bid price per share of Common Stock equals or exceeds one hundred fifty percent (150%) of the then-current Warrant exercise price for any twenty (20) consecutive trading days commencing after the registration statement has been declared effective (the “Trading Period”) and (iii) the average daily trading volume during the Trading Period equals or exceeds seventy-five thousand (75,000) shares, the Company, upon ten (10) trading days prior written notice (the “Notice Period”) given to the Warrantholder within one (1) business day immediately following the end of the Trading Period, may call this Warrant, in whole but not in part, at a redemption price equal to $0.05 per share of Common Stock then purchasable pursuant to this Warrant; provided that (x) the Company simultaneously calls all Company Warrants (as defined below) on the same terms, (y) all of the shares of Common Stock issuable under the SPA either (A) are registered pursuant to an effective registration statement which is not suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (z) the Warrant is fully exercisable for the full amount of Warrant Shares covered hereby.

(b) In connection with a Securities Exchange Agreement dated September 1, 2006, by and among the Company and certain shareholders of the Company, (“Securities Exchange Agreement”) the Company granted registration rights to certain shareholders (“Shareholder RRA”). Under the Shareholder RRA, the shareholders were granted piggyback rights with respect to the registration statement to be filed under the Investor RRA for 1.2 million shares of Common Stock. The shareholders will be able to force the Company to buy back the shares at $3.25 if the registration statement is not effective within one year of October 27, 2006.

Item 2.01	Completion of Acquisition or Disposition of Assets.

(a) – (d)

(i) On October 27, 2006, the Company acquired 100% of the equity interests in China Fire Protection Group, Inc., a limited liability company organized under the laws of the British Virgin Islands (“China Fire”) from the shareholders of China Fire in exchange for 701,538.46 shares of the Company’s Series A Convertible Preferred Stock (“Convertible Stock”). The Convertible Preferred Stock will automatically be converted to 22,800,000 shares of Common Stock when an amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock, which has already been adopted by shareholders acting by consent, becomes effective. The Convertible Stock issued to the shareholders of China Fire constitutes 80.5% of the outstanding stock as of October 27, 2006 on a fully diluted basis. The directors and officers of China Fire became the directors and officers of the Company. The share exchange is referred to in this 8-K as the “Share Exchange.” On July 19, 2006, China Fire, which was newly organized, acquired all of the outstanding shares of Sureland Industrial Fire Safety Limited. (“Sureland”), a Chinese company located in Beijing, China

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed after the effective date, for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

The transaction contemplated by Securities Exchange Agreement dated September 1, 2006 between the Company and China Fire Protection Group Inc. did not require the Company, China Fire, or China Fire’s subsidiaries or shareholders in China to obtain the CSRC approval since China Fire Protection Group Inc. completed the acquisition of all the equity interests in both Sureland Industrial Fire Safety Limited and Sureland Industrial Fire Equipment Co., Ltd. before September 8, 2006 when the New M&A Rule became effective. There are, however, uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the NEW M&A Rule.

(ii) On October 27, 2006, the Company, in connection with the SPA received gross proceeds $5,000,463.73 in exchange for 1,538,604 shares of Common Stock, 307,721 Series A and 307,721 Series B Warrants and the options to purchase additional shares and additional Series A and Series B warrants. For more information, see Item 1.01.

(f) The Registrant is using Alternative 3 in Form 10SB. The Item references below are to the items in Form 10SB

Item 1.	Description of Business

We are engaged primarily in the design, development, manufacture and sale in China of a variety of fire safety products for the industrial fire safety market and of design and installation of industrial fire safety systems in which we use our own fire safety products. To a minor extent, we provide maintenance services for customers of our industrial fire safety systems. Our business is primarily in China, but we have recently begun contract manufacturing products for the export market and we have begun to provide a fire safety system for a Chinese company operating abroad.

We market our industrial fire safety products and systems primarily to major companies in the iron and steel, power and petrochemical industries in China. We have also completed projects for highway and railway tunnels, wine distilleries, tobacco warehouses and a nuclear reactor. We are developing our business in the transportation, wine and tobacco, vessels, nuclear energy, and public space markets. Our products can be readily adapted for use on vessels and in exhibition halls and theatres. We plan to expand our marketing efforts to secure business in these industries.

We have internal research and development facilities engaged primarily in furthering fire safety technologies. We believe that our technologies allow us to offer cost-effective and high-quality fire safety products and systems. We have developed products for industrial fire detecting and extinguishing. We believe that we are the only manufacturer in China which has successfully developed a comprehensive line of linear heat detectors.

We operate sales and liaison offices in more than 20 cities in China.

We have been ranked as the leading Chinese industrial fire safety company two times by the China Association for Fire Prevention based on six major factors including total revenue, growth rate, net profit, return on assets, investment in research and development and intellectual property. In fiscal year 2005, we accounted for about 2.5% of the total revenue from the industrial fire safety industry in China. Our key products include linear heat detectors and water mist extinguishers, whose sales volumes are the largest in China. Our products have been used by our customers in more than 20 provinces throughout China.

RISK FACTORS

An investment in the Securities is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this Memorandum before purchasing any Securities. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occur, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy the Securities.

Risks Related To Our Business

Our products and services have relied on a few industries. We may not be able to increase the market for our products and services in other industries. Presently, our products and services are mainly sold to the iron and steel, power and petrochemical industries. Our products and services, therefore, depend heavily on a limited number of industries. Our growth potential may be limited if we cannot expand the market for our products and services. Although we have increased our research and development to expand the range of application of our products and services, there is no assurance that we will succeed in our effort.

The price increase of raw materials such as copper and steel could increase the cost of our products and reduce our profit margin. Copper is the major material for our linear heat detectors and stainless steel is the major materials for our fire extinguishing nozzles. In the last two years, the prices of copper and steel have fluctuated substantially as have other raw materials due to the increasing demand in China resulting from the rapid economic development. Although we have managed to minimize the impact of such fluctuation in the past, there is no assurance that we will be able to do so in the future. If the price for copper and steel increases more significantly, our profit margin could decrease considerably.

Historical financial results do not include significant amounts of compensation. Historically, we have not compensated our executives with salaries and bonuses. Historical financial results do not include significant amounts of compensation. Although the lack of salaries and bonuses was appropriate for a private Chinese company, in the future, we will compensate our executives at market levels of compensation as determined by the board of directors and as a result our expenses will be increased in the future.

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all. From time to time, we may seek additional financing to provide the capital required to maintain or expand our design and production facilities, research and development initiatives and equipment and/or working capital, as well as repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or account of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business as the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect of the then current holders of equity.

Our strategic alliances may not achieve their objectives. Currently, we have an agreement with a multinational company to supply our linear heat detectors. We are negotiating with another company to enter into similar arrangements. The strategic alliances are intended to enhance or complement our technology or work in conjunction with our technology, increase our manufacturing capacity, provide additional components or materials, and develop, introduce and distribute products using our technology and know-how. If these alliances do not achieve their objectives or parties to our strategic alliances do not perform as contemplated, our growth may be adversely affected.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results. Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products and services products. Our planned growth includes the increase of our line of products and expansion of sales in our exiting markets as well as new markets over the next few years. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

•	the continued acceptance of our products and services by the iron and steel, power and petrochemical industries;

•	our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

•	the costs associated with such growth, which are difficult to quantify, but could be significant;

•	rapid technological change; and

•	the highly competitive nature of the industrial fire safety industry.

If we are successful in obtaining rapid market growth of our products and service, we will be required to deliver large volumes of quality products and services to customers on a timely basis at a reasonable cost to those customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services. Such demands would require more capital and working capital than we currently have available and we maybe unable to meet the needs of our customers.

Our business depends on our ability to protect our intellectual property effectively. If any of our patents is not protected, or any of our trade secrets are divulged, we may lose our competitive edge. The success of our business depends in substantial measure on the legal protection of the patents and other proprietary rights in technology we hold. We hold issued patents and pending patent applications in China related to technologies important to our business. Monitoring infringement of intellectual property rights is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property and know-how in China where the laws may be difficult to enforce to protect our proprietary rights as fully as the laws of the United States. The validity and breadth of claims in patents and trade secrets involves complex legal and factual questions and, therefore, the extent of their enforceability and protection is highly uncertain. Issued patents or patents based on pending patent applications or any future patent applications or trade secrets may not exclude competitors or may not provide a competitive advantage to us. In addition, patents issued or licensed to us may not be held valid if subsequently challenged and others may claim rights in or ownership of such patents. Furthermore, we cannot assure you that our competitors have not developed or will not develop similar products, will not duplicate our products, or will not design around any patents issued to or licensed by us.

We claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to products and manufacturing processes. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements. If these contractual measures fail to protect our proprietary rights, any advantage those proprietary rights provided to us would be negated. Some of our products are based on formulas. The formulas are maintained as trade secrets and are revealed only to a small number of technical and management personnel. The trade secrets provide us a competitive edge in the linear heat technology and no other manufacturers have successfully developed such technology. If any of the trade secrets are divulged, we could lose our competitive edge in the linear heat technology and others.

We receive a significant portion of our revenues from a small number of customers. Our business will be harmed if our customers reduce their orders from us. A significant amount of our revenues are derived from only a small number of customers mainly in the iron and steel, power and petrochemical industries. Although no customer individually accounted for more than 15% of our revenues for the fiscal year ended December 31, 2005 in the aggregate, our five largest customers in services and products businesses accounted for approximately 51% and 35% of our revenues from these segments in fiscal 2005, respectively and 51% and 39% of our revenues for the six months ended June 30, 2006 respectively. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops purchasing our products. If we lose any customers and are unable to replace them with other customers that purchase a similar amount of our products and services, our revenues and net income would decline considerably.

We extend relatively long payment terms for accounts receivable. If any of our customers fails to pay us, our revenues may be affected as a result. Our standard practice is to charge our customers 10%-30% of the contract amount upfront and collect the balance according a schedule based on the progress of a project. However, many of our customers are state-owned enterprises and may be slow in their payment process. As a result of the size of many of our contracts, their delayed payments adversely affect our cash flow and our ability to fund our operations out of our operating cash flow. In addition, although we attempt to establish appropriate reserves for our receivables, those reserves may not prove to be adequate in view of actual levels of bad debts. The failure of our customers to pay us in a timely manner could negatively affect our working capital, which could in turn adversely affect our cash flow. Although no customer has failed to pay us even though their payments were delayed, there is no assurance that they will be able to pay in the future.

Risks Related To Our Industry

Our market will open to foreign companies. China’s commitments under the WTO (World Trade Organization) may intensify competition. In connection with its accession to the WTO, China made many commitments including opening its markets to foreign products and services, allowing foreign companies to conduct distribution business and reducing customs duties. As a result, foreign manufacturers may ship more industrial fire safety products into China or they may establish manufacturing facilities and service centers in China. Competition from foreign companies may squeeze our profit margins and hence our business results will suffer.

The services market is fragmented and susceptible to consolidation, which could adversely affect us. We engage in providing services which consist of the design and installation of fire safety systems. The market is fragmented in the sense that there are many suppliers and they are typically small. The market may be subject to consolidation and if so, we may not be a major player. If so, our services business could suffer and that business is a major source of sales of our own products and profitability.

Our customers will decrease their capital expenditure if China’s economy slows down. Such a slowdown may affect our growth. Our industry is cyclic in nature and highly dependent on economic conditions. Over the last three decades, China’s economy has been growing at an average annual rate of 9-10%. There can be no assurance that China’s economy will continue to grow at such pace in the future. If the economy slows down, our customers will cut their capital expenditure and hence order less of our products and services. Our growth may suffer as a result.

High margins for the industrial fire safety business will attract more businesses to enter this field. Our business could suffer as a result of more competition. Our business has enjoyed relatively high profit margins so far due to the fact that we have concentrated in industrial fire safety. Such high margins will attract more businesses to enter into this field. As a result, competition may intensify and our profits may drop significantly.

If we cannot compete successfully for market share against other industrial fire safety products companies, we may not achieve sufficient product revenues, and our business will suffer. The market for our products and services is characterized by intense competition and rapid technological advances. Our products and services compete with a multitude of products and services developed, manufactured and marketed by others and we expect competition from new market entrants in the future, including as a result of the WTO. Existing or future competing products may provide better quality and technology, greater utility or lower cost or other benefits from their intended uses than our products, or may offer comparable performance at lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues, and our business could suffer.

Risks Related To Doing Business in China

Changes in China’s political or economic situation could harm us and our operational results. Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	level of government involvement in the economy;

•	control of foreign exchange;

•	methods of allocating resources;

•	balance of payments position;

•	international trade restrictions; and

•	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. The economic reforms in China have been conducted under a tight grip of the Chinese government. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited. The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for shareholders to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. China only recently has permitted provincial and local economic autonomy and private economic activities. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our activity to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively. The majority of our revenues will be settled in Renminbi and, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

Cessation of the income tax reduction and exemption for our subsidiaries may have an adverse impact on our net profits. Under Chinese income tax law, a company would ordinarily be subject the PRC state and local income tax rates of 30% and 3%, respectively. However, the law also provides tax exemption or reduction for high-tech businesses and foreign invested enterprises (“FIE”). As a result, some of our subsidiaries are currently enjoying a tax reduction of and/or exemption from state and local income tax. For details, please see the income taxes section of “Management Discussion and Analysis.” If the Chinese government could change its tax law, our revenues and profit could suffer.

A new Chinese law may impact our ability to make acquisitions of Chinese businesses. On August 8, 2006, six PRC regulatory agencies namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed after the effective date, for overseas listing purposes, through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

The Company intends to make acquisitions of Chinese businesses in the future. There are uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the NEW M&A Rule and there uncertainties could make it difficult or impossible to make acquisitions of Chinese businesses in the future.

If the government changes its policies on value added tax rebate, our revenues and profit could be adversely affected. Under Chinese tax law, businesses should pay a value added tax at a rate 17%. To support the development of the software industry, the Chinese government has instituted policies to rebate value added tax charged for software certified by the government up to 14%. As a result, our subsidiaries, Sureland Creation Ltd. and Hua An Limited, are paying their value added tax at an effective rate of 3% for the software they sell. However, the Chinese government changes its policies from time to time. If the Chinese government changes the policies currently in place for value added tax rebate, our revenues and our profit could suffer.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi. The value of our Common Stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our Common Stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our Common Stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Risks Related To The Market For Our Stock

The market for our Common Stock is limited. The trading market in Unipro Common Stock was essentially non-existent before the Company agreed to acquire China Fire on September 1, 2006. The last trade before that date was in April, 2006 at $0.25, a price that is neither representative nor indicative. From September 2, 2006 until October 26, 2006, approximately 6,619 shares of Common Stock were traded at prices from $2.50 to $3.50. The most recent trade on October 5, 2006 was at $2.50. The trades occurred on seven separate trading days. On October 27, 2006, 500 shares traded at $3.25. On October 30, 2006, 3100 shares traded at price ranging from $3.35 to $2.75, which was the last sale. China Fire has been a private company and its shares have never traded. Accordingly, there has never been a market for our shares.

Unipro currently has approximately 320 shareholders. Of those holders, approximately 300 hold freely tradable shares, but such persons will own only about 1% of the outstanding after the completion of this Offering. A viable public trading market may not develop for our shares or may take a period of time to develop. Such a market, if it does develop, could be subject to extreme price and volume fluctuations. In the absence of an active trading market:

•	Shareholders may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our Common Stock may be limited; and

•	a lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

The Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market.

The sale of shares issued in this offering and on the exercise of the Warrants as well as the sale of shares by current shareholders of Unipro could have a depressing effect on the market price if a market develops. Sales of substantial amounts of our Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our Common Stock.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, we are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States. We conduct substantially all of our operations in China through our wholly owned subsidiaries in China. All of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our public stockholders may have more difficulty in protecting their interests through actions against our management, directors or major stockholders than would stockholders of a corporation doing business entirely within the United States.

The trading prices of many companies that have business operations only in China have been volatile which may result in large fluctuations in the price of our Common Stock and losses for shareholders. The stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many companies that have business operations only in China. These fluctuations have often been unrelated or disproportionate to the operating performance of many of these companies. Any negative change in the public’s perception of these companies could depress our stock price regardless of our operating results. The market price of our Common Stock has been and may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	announcements of technological innovations or new products or services by us or our competitors;

•	announcements relating to strategic relationships or acquisitions;

•	additions or terminations of coverage of our Common Stock by securities analysts;

•	statements by securities analysts regarding us or our industry;

•	conditions or trends in the our industry; and

•	changes in the economic performance and/or market valuations of other industrial fire safety companies.

The prices at which our Common Stock trades will affect our ability to raise capital, which may have an adverse affect on our ability to fund our operations.

Registration Rights and Potential Financial Obligations.

Unipro has agreed to provide registration rights to (i) the Investors for all shares issued under the SPA and upon the exercise Series A and Series B Warrants (a maximum of 3,446,154 shares) (ii) certain shareholders of Unipro before the acquisition of China Fire who may not sell under Rule 144 (a maximum of 1,031,000 shares) and (iii) H.C. Wainwright and its employee who acquires shares under warrants.

If the registration of shares issued to Investors and shares issuable to Investors pursuant to Series A and Series B warrants is not effected by 150 days after October 27, 2006, the Company is subject to certain monetary obligations. The obligations are payments in an amount equal to 2.0% of the aggregate amount invested by each such Investor (based upon the number of Registrable Securities (defined as the shares issued under the SPA and issued and issuable under the Series A and Series B warrants) then owned by such Investor) and an amount equal to 1.0% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 24%. The maximum amount that could be invested by the Investors is $12,164,924.

If the registration of shares is not effected within 12 months, the Unipro shareholders will have a put at $3.25 per share. The maximum amount of the repurchase obligation is $3,347,500.

The sale of stock pursuant to these registration rights could have an adverse effect on the price of Unipro’s Common Stock and the obligations to make payments and/or to repurchase shares could be financially harmful to Unipro.

Our Common Stock may be considered to be a “penny stock” and, as such, the market for our Common Stock may be further limited by certain SEC rules applicable to penny stocks. To the extent the price of our Common Stock remains below $5.00 per share or we have a net tangible assets of $2,000,000 or less, our common shares will be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

We may seek to make acquisitions that prove unsuccessful or strain or divert our resources. We may seek to expand our business through the acquisition of related businesses and assets. We may not be able to complete any acquisitions on favorable terms or at all. Acquisitions present risks that could materially and adversely affect our business and financial performance, including:

•	the diversion of our management’s attention from our everyday business activities;

•	the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

•	the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

•	we will be able to successfully integrate the operations and personnel of any new businesses into our business;

•	we will realize any anticipated benefits of completed acquisitions; or

•	there will be substantial unanticipated costs associated with acquisitions, including potential costs associated with environmental liabilities undiscovered at the time of acquisition.

In addition, future acquisitions by us may result in:

•	potentially dilutive issuances of our equity securities;

•	the incurrence of additional debt;

•	restructuring charges; and

•	the recognition of significant charges for depreciation and amortization related to intangible assets.

We do not intend to pay any dividends on our Common Stock in the foreseeable future. We currently intend to retain all future earnings, if any, to finance our current and proposed business activities and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We may also incur indebtedness in the future that may prohibit or effectively restrict the payment of cash dividends on our Common Stock.

We are not currently compliant with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act in July 2002 created a significant number of new corporate governance requirements and additional requirements may be enacted in the future. Since our Common Stock is currently quoted on the OTCBB, it is not currently subject to a number of such governance requirements. Although we expect to implement the requisite changes to become compliant with existing requirements, and new requirements when they do apply to us, we may not be able to do so, or to do so in a timely manner. If we do not come into compliance with the Sarbanes-Oxley Act corporate governance requirements, it may not be able to list its securities on either AMEX or Nasdaq markets in the event we ever attempts to do so.

Certain stockholders can exert control over the Company and may not make decisions that further the best interests of all stockholders. Our officers, directors and principal stockholders (greater than 5% stockholders) together will own an aggregate of approximately 49.5% of our outstanding Common Stock (after conversion of the Series A Convertible Preferred Stock) on a fully diluted basis. Consequently, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change of control of us and might affect the market price of our Common Stock, even when a change of control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider.

BUSINESS OF THE COMPANY

Overview

We are engaged primarily in the design, development, manufacture and sale in China of a variety of fire safety products for the industrial fire safety market and of design and installation of industrial fire safety systems in which we use our own fire safety products. To a minor extent, we provide maintenance services for customers of our industrial fire safety systems. Our business is primarily in China, but we have recently begun contract manufacturing products for the export market and we have begun to provide a fire safety system for a Chinese company operating abroad.

We market our industrial fire safety products and systems primarily to major companies in the iron and steel, power and petrochemical industries in China. We have also completed projects for highway and railway tunnels, wine distilleries, tobacco warehouses and a nuclear reactor. We are developing our business in the transportation, wine and tobacco, vessels, nuclear energy, and public space markets. Our products can be readily adapted for use on vessels and in exhibition halls and theatres. We plan to expand our marketing efforts to secure business in these industries.

We have internal research and development facilities engaged primarily in furthering fire safety technologies. We believe that our technologies allow us to offer cost-effective and high-quality fire safety products and systems. We have developed products for industrial fire detecting and extinguishing. We believe that we are the only manufacturer in China which has successfully developed a comprehensive line of linear heat detectors.

We operate sales and liaison offices in more than 20 cities in China.

We have been ranked as the leading Chinese industrial fire safety company two times by the China Association for Fire Prevention based on six major factors including total revenue, growth rate, net profit, return on assets, investment in research and development and intellectual property. In fiscal year 2005, we accounted for about 2.5% of the total revenue from the industrial fire safety industry in China. Our key products include linear heat detectors and water mist extinguishers, whose sales volumes are the largest in China. Our products have been used by our customers in more than 20 provinces throughout China.

Our Industry

The Industrial Fire Safety Industry

The fire safety industry can be generally divided into three major segments: residential, commercial and industrial. The industrial fire safety business requires more technical expertise than the residential or commercial fire safety businesses due to the rugged and hazardous conditions of the industrial environment. Designers must consider myriad and complex technologies, safety factors, as well as, unique fire hazard risks associated with various areas of production. Designers must also contend with adverse environmental problems such as humidity, dust and electro-magnetic interference to develop solutions to analyze and mitigate the spread of fire and chain reactions which we more likely to occur in the automated industrial production environment.

Along with China’s modernization drive, its economy has witnessed significant growth in the past three decades, which brought about a rapid growth in its manufacturing capacity. Moreover, due to its investment environment and cheap labor, China has attracted many manufacturers from the developed countries. The increasing industrial capacity of China has caused, and is anticipated to cause, a high level of demand for industrial fire safety products and services. According to a study published by the March Issue of China’s Building Mechanical & Electrical Engineering Magazine, China’s total revenues from industrial fire safety products and services in 2005 was approximately US$900 million and the annual growth rate for the next five years is expected to be more than 11%.

The Chinese government began to attach increasing importance to industrial fire safety in the 1990’s due to the increased loss of lives and properties as a result of fires. The government enacted various laws and issued regulations on fire safety of which the most important include the Fire Safety Law of 1998 and the Safe Production Law of 2002. These laws, while expressing the government’s increased emphasis on fire safety, can be vague and are not themselves responsible for the increase in demand. More important to the demand for products and services are various industry standards for fire safety systems design and products that have recently been adopted.

The products used by the fire safety industry have historically been foreign products, which have been superior in technology and quality. In recent years, Chinese products have improved in terms of technology and quality and are being increasingly accepted. The price of Chinese products has also become a competitive advantage.

The industry for the design and installation of fire safety systems is fragmented with no major players. We believe that there is an opportunity for consolidation and expansion so that major players can emerge.

Our Leadership Position in the Industry

We began in 1995 as the first specialized industrial fire company in China. We believe that we have established ourselves as the recognized leader in the industrial fire safety business in China as evidenced by the following:

•	Our officers are on a number of drafting committees on industry standards such as “Design of Fire Safety Standards for Metallurgy, Iron and Steel Enterprises” and “Standardization for Fire Safety Designs in Thermal Power Generating Plants and Transformer Stations;”

•	We have penetrated the iron and steel, power and petrochemical markets. Our customers consist of leading companies in those industries, including Anshan Steel, Wuhan Steel, PetroChina, Sinopec, and China Changjiang SanXia ( “Three-Gorges Project”), and

•	We have developed proprietary technologies for industrial fire safety products which have been embodied in a series of patents covering fire detecting devices, fire alarm control and fire extinguishing devices and numerous copyrights for software that controls fire detecting and alarm devices. These technologies have enabled us to become the leader in technologies among Chinese industrial fire safety companies and to compete head to head with foreign industrial fire safety companies which market and sell industrial fire safety products in China. Our linear heat detectors are more advanced technologically and are our best selling product in the China market. These technologies also enable us to manufacture a wide range of industrial fire safety products including fire detecting, fire alarm and fire extinguishing devices. We manufacture most of the high-end products we use in our projects and source other products that have lower margins.

Our Products and Services

Our major customers are in the iron and steel (approximately 50% of revenues), power (approximately 25%) and petrochemical (approximately 15%) industries.

Products

In 2005, revenues from the sale of products manufactured by us accounted for 44% of total revenues, while services accounted for 53% and maintenance services accounted for 3% of total revenues. Such revenues do not include the sale of our products in connection with our service business, the design and installation of fire protection systems. We manufacture the following products, which can be divided into the three categories according their function:

•	Fire Detecting Products. The products include:

¡	Linear heat detectors—mainly used in various industrial settings

¡	Infrared flame detectors—mainly used in the petrochemical industry

¡	Combustible and inert gas detectors—mainly used in the petrochemical and coal industries

¡	Optical heat detectors- mainly used in various industrial settings

•	Fire Alarm Control Devices

•	Water Mist/Sprinkler Systems

We focus on the production of high-quality and low-cost products and on increasing our sales volume of our self-developed products, which have a gross margin higher than products sourced from third parties.

Although we have focused our efforts on the iron and steel, power, and petrochemical industries, we have developed new products for other industries, including infrared detectors and inert gas extinguishers. Infrared detectors are mainly used for the petrochemical industry and inert gas extinguishers are particularly suitable for electronic and telecom equipment. We have completed some testing for computer labs and telecom switch boards and routers and received some positive results. Our business plan is to increase the sale of high-end products for such markets.

We have established quality assurance systems throughout the company and achieved ISO9001:2000 certification since 2001. ISO9001:2000 refers to a quality management system which demonstrates its ability to consistently provide product that meets customer and applicable regulatory requirements and aims to enhance customer satisfaction. We believe that these certifications are recognitions of our commitment to and efforts in implementing and maintaining a quality management system in the design, manufacturing and sales of our fire safety products.

The following sets forth customers that in 2005 accounted for more than 5% of sales of our products. The amounts and percentages do not include sales of our products as part of systems:

Major Customers of Our Fire Safety Products

Name	Industry	Sales in USD ($1,000)	Percentage of Total Revenue

Beijing Huayou Gas Co.	Petrochemical	986	10.20%

Tonghua Iron & Steel	Iron and Steel	766	7.92%

Jinan Iron & Steel	Iron and Steel	653	6.74%

Anshan Iron & Steel	Iron and Steel	505	5.22%

Shanxi Gujiao Power Plant	Power	495	5.11%

		Total	35.19%

Services

We design and install fire protection systems. A fire protection system consists of three major components: fire detection, fire alarm control, and sprinkler systems. In most cases, we design and install all three components, but in some cases, only one or two components. The price of systems varies with the size and complexity of the installation, ranging from $30,000 to $13 million. In 2005, we designed and installed more than 20 systems. The design and installation of a system can take from one month to three years. Most of the systems (about 70%) take less than six months to complete, while 20% of systems require more than one year to complete. Revenues from systems typically can be broken down as follows: 70% from products manufactured by us; 20% from products manufactured by third parties; and 10% from services (the design and installation). The price of our own products incorporated into the systems we design and install is similar to that sold directly to our customers. The markup for third party products is approximately 20-30%.

We have long-term relationships with most of our customers. Our main customers for systems, based on sales revenue and the percentage that each contributed to our 2005 revenues were as follows (the amounts and percentages include sales of our products as part of the systems):

Name	Industry	Amount of Sale ($1,000)	Percentage of Total Revenue

Anshan Iron & Steel	Iron and Steel	2,050	17.08%

Wuhan Iron & Steel	Iron and Steel	1,256	10.07%

Taiyuan Iron & Steel	Iron and Steel	1,033	8.80%

Baotou Iron & Steel	Iron and Steel	894	7.62%

Jinan Iron & Steel	Iron and Steel	873	7.44%

		Total	51.01%

Our Intellectual Property

We have developed our own technologies for our products and services. We own 28 issued patents and have three pending applications in China. These patents are related to fire detecting, system control, and fire extinguishing technologies as shown below.

Product	Patents Issued	Patents Pending

Linear detectors	12	1

Infrared flame detector	1

Water/mist nozzles	12	1

Remote system control device		1

Fire alarm control device	1

Foam fire extinguishing device	1

Fire prevention pillow	1

We own six copyrights for software used for detecting assemblies and control modules. We have developed proprietary software to provide localized and network-based fire detection and monitoring solutions. We believe that we are the first in the industry in China to provide customers with remote system monitoring services based on our network-based solutions. From our centralized monitoring center, we can see any status change (major alarm, critical alarm, fire alarm, etc.) of major components of each system, upload information, and take appropriate actions if needed. We have been granted copyrights for such software by China’s Sate Bureau of Copyrights.

We have thirteen registered trademarks, approved by the State Administration for Industry and Commerce of China, for our products and services.

We currently own two internet domain names “www.sureland.com.cn” and “www.sureland.com.”

Our Research and Development Efforts

We currently have approximately 30 members on our R&D team. Most of our R&D staff have been working in the field of fire safety products for more than five years. Mr. Weishe Zhang, our Director of R&D, has engaged in research in fire safety products for more than ten years.

Our R&D activities involve improving existing products, developing new products, designing better and more efficient fire safety systems, and developing new applications for such products and systems. Currently, we are developing new technologies for detecting gases and for extinguishing fire with inert gas. We plan to conduct R&D to develop fire prevention material and paints in the future. Our R&D activities also involve further developing and improving our core manufacturing technologies so that we can expand our product lines and reduce overall costs.

We have entered into joint research and development agreements and other arrangements with China Mineralogy University and Xi’an Jiaotong University to develop technologies. Under the agreement with Xi’an Jiaotong University, we have exclusive ownership to any technology developed. Under the agreement with China Mineralogy University, we jointly provide research training for the graduate students but with an exclusive right to use any technologies developed. These efforts have led to the successful development of numerous peripheral products for our fire safety systems. To enhance our R&D capability, we constructed a new R&D center in 2006 which consists of a new 1,800 square meter building with new R&D equipment. We expect that it will be completely operational by the end of 2006. The total spending for the construction and equipment was around $1 million. More funds will be allocated for purchasing additional equipment. The center is devoted to our research and development efforts and for the formation from these developments of integrated manufacturing practice and processes. The center will be a base for training research and technical personnel and for developing additional proprietary technologies.

We project that the number of R&D staff will increase by 50% in two years.

Our Marketing Efforts

Currently, we have established our position as the leading Chinese supplier of fire safety products and services for the iron and steel, power, and petrochemical industries. We have installed 70% of the large systems in the steel industry. Our business plan is to maintain our lead and expand our market share in the iron and steel, power and petrochemical markets, while targeting several new market segments we believe offer growth opportunities for us, including transportation (highways, subways and railways), wine (distilleries and breweries), tobacco (cigarette factories), and nuclear energy, ship, non-ferrous metal plants, and public space (exhibition halls, stadiums and theaters). We designed and installed a fire safety system for China’s Nuclear Energy Institute and we have installed fire safety systems for the warehouses of distilleries and cigarette factories.

Our marketing efforts have made us one of the leading suppliers of fire safety products and services in China. All of our products and services are marketed and sold through our relationship with government agencies which are responsible for certain industries and the research and design institutes under those agencies which design and plan new manufacturing facilities in several industries. Under the Chinese law and regulations, a company which plans to install a fire safety systems must apply to the relevant government agency for the approval of the project. Due to our relationship with these agencies, we are able to receive early information about projects under consideration and prepare for the bidding on a timely basis. Our relationship with the research and design institutes under those agencies better position us for receiving subcontract assignments for fire safety systems when they design a new plant or facility. We also market and sell our products and services directly to manufacturers in local markets. Our main method of selling our products is direct marketing supplemented with indirect marketing. About 80% of our contracts are procured through an open bidding or invitation only bidding process while approximately 20% of our contracts are secured without bidding. Usually contracts secured without bidding provide us with higher margins.

Our linear heat detectors and water/mist extinguishers have received the UL certification. We have entered into an agreement with Xian Sensor Electronics Co., Ltd., a China subsidiary of Honeywell, for OEM manufacturing of linear heat detectors for Honeywell. We are also negotiating with other multinational companies for similar arrangements.

We are actively expanding our marketing network into other parts of China. We have established sales offices and liaison offices in more than 20 locations. We project that we will double the number of sales and liaison offices in three years mainly through internal growth.

Our sales team has approximately 50 members. To expand distribution channels and increase our market share, we regularly attend industrial exhibitions organized by local and national industrial associations. We run advertisements in major industry journals, magazines and catalogues. We also run advertisements on industry websites including “www.china-fire.com” and www.fire.hc360.com.

Material and Parts Supply

We only manufacture products that provide high margins while, in our service business, subcontracting those products with low margins. Given the importance to our business of key materials and parts, their purchasing and management are key activities for us. We carefully manage our purchasing efforts and have established company policies involving materials and parts procurement. The cost of materials for our own products is around 90% of the total production cost.

Supplier Management System

We have adopted measures to reduce risks in materials and parts supply, including 1) obtaining better services and higher quality, 2) diversifying suppliers and supply sources, and 3) seeking long-term contracts with suppliers.

Purchasing Procedures

Our production department work with our quality and procurement departments to produce a list of qualified suppliers based quality, price, technical competency and capacity. Purchasing transactions are sometimes conducted in accordance with a procedure for bidding invitations. Potential suppliers are evaluated on their proposed terms technical specifications, price, payment terms and timing for delivery. After validation of the various suppliers’ service and capabilities for stable supply, we acquire the needed materials and parts from the supplier offering the best terms. Our procurement department establishes an oversight process by appointing individuals to conduct periodic market research of key price points. There is a standard procedure for conducting such bidding process and accepting the bids to insure that the all purchasing procedures are being strictly adhered to. We enter into long-term contracts with some suppliers to lock in prices and send purchase orders for each delivery when necessary.

Major Suppliers

The table below lists our top five suppliers as of December 31, 2005.

Major Suppliers of Materials and Parts for Our Own Products

Item	Suppliers	Amount Purchased in 2005 ($1,000)	Percentage of Total Purchase in 2005

Sprinklers, Valves	Jiaozuo Changjiang Non-Ferrous Metals	303	12.68%

PC boxes and detectors boxes	Langfang Tianhong Electric Alliances	190	7.96%

Electronic parts	Beijing Hongerda Technology.	171	7.16%

Power modules	Guangzhou Jinshengyang Technology	133	5.54%

Electronic parts	Beijing Yuanyihang Technology	121	5.09%

		Total	38.43%

Major Suppliers for Third Party Products of Our Fire Safety Systems

Item	Suppliers	Amount Purchased in 2005 ($1,000)	Percentage of Total Purchases in 2005

Fire detecting devices	Xi’an Sensor Electronics	658	8.10%

Gas Fire Extinguishing Equipment	Hangzhou Xinjiyuan Fire Safety Technology	603	7.43%.

Fire detecting and alarming devices	Shanghai Lianxin International Trade	519	6.40%

Combustible gas detectors	Insco Sensors (Shanghai)	359	4.42%

Cables	Jiangsu Huaguang Cable and Electronics	350	4.32%

		Total	30.67%

Our Competition

We compete primarily in the fire safety products market and the services market (design and installation of fire safety systems).

Products

The principal competitors in the products market are foreign competitors. Foreign-made products have historically had an advantage over Chinese-made products because of superior technology and quality. We believe that the demand for foreign products has begun to decline because of improvements in Chinese technology and as the technology and quality gaps narrow, the price advantage that Chinese-made products typically have has increased demand for Chinese-made products. The principal foreign-based competitors are:

Competitor	Products	Market share in the detector market

Kidde	Analogue linear detectors and a small amount of water/mist extinguishers	25%

ProtectoWire	Digital linear detectors	15%

Our market share for the detector segment is approximately 30% which we believe is larger than that for either Kidde or ProtectoWire. We do not compete in the alarm control or the fire extinguishing segments because these products tend to have lower margins. We only manufacture alarm control and fire extinguishing products for use in the systems we design and install for our customers. Our effective market share for alarm control and fire extinguishing products is less than 10%. Foreign products are usually priced higher than Chinese made products mainly due to their higher labor cost abroad and greater name recognition because these products have been sold in China for a long time. However, we have managed to increase our market share to approximately 30% of the detector sector segment mainly due to our improved and advance technologies, a broader range of products and our expertise and knowledge of the industry in China. Moreover, our position on the standard setting bodies has provided us with an additional competitive advantage. All our products meet or exceed both the China and US standards.

The principal Chinese-based competitors are:

Competitor	Products	Market share in the detector market

Wuxi Tianyou	Digital linear detector	2%

Shenyang Tongshida	Digital linear detector	4%

Our China-based competitors tend to focus on low-end and technologically less sophisticated products which have lower quality and are not suitable for large projects. Although currently we successfully compete with foreign-based industrial fire safety companies, there is no assurance that we will continue to be able to do so in the future. Foreign competitors could establish manufacturing facilities in China and narrow their price gap to better compete with us. However, we believe we will be able to maintain or even increase our market share due to our technological lead over our competitors, our track record in, and knowledge of, the industry. Moreover, foreign-based companies may find it difficult to catch up with the industry standards and technical guidelines which we assist in drafting.

Services

The market for the design and installation of fire safety systems is served by numerous small competitors, of which we have been recognized as the largest two times in a row by the China Association of Fire Prevention based on numerous significant factors including total revenue and profit. These rankings are done every two years by this association.

Competitor	Market Focus
Nanjing Fire Safety Products Co.	Residential and Commercial
Zhongan Fire Safety Engineering	Commercial
Minimax	Industrial

We believe that our leading position in the industry has enabled us to win a high percentage of our bids, which is around 60-70% of bids in the iron and steel industry. We compete on price, quality of products, expertise and capability to complete the job in time. These factors play a less significant role in bidding for smaller jobs. We believe that the fact that we use our own products adds to our competitive strengths because our customers have quality concerns over third party products used for the systems we design and install.

We plan to acquire other industrial fire safety companies in order to expand our product base and increase our revenue stream. Moreover, we anticipate these potential acquisitions will broaden our customer base. Due to their disadvantage in labor costs, foreign competitors do not engage in system integration.

Regulation of Products and Services

In China, fire safety products and systems must meet certain quality standards and must be certified by the Chinese government. All of our products have been certified. In addition, contractors and designers of fire safety systems must be certified by China Ministry of Construction. We have received such certification.

Chinese regulations require that an enterprise procure a Production Safety License from the Ministry of Construction before it can provide engineering services in construction projects and plant construction. This certification ensures that an enterprise follow proper production safety procedures in its own manufacturing and in its engineering services to clients. We have been granted a Production Safety License from Beijing Municipal Construction Commission.

Chinese regulations also require that a company have an Engineering Certification from the Ministry of Public Safety before it can provide fire safety related engineering and installation services. Companies which have obtained a Class A Engineering Certification can provide nationwide fire safety related engineering and installation services whereas companies with a lower class certification can only provide services in the province where they are located. There are only a few companies in China which are qualified for Class A certification. We have been granted a Class A Engineering Certification from the Ministry of Public Safety. Although there are a few other companies that have been granted a Class A Certification, they mainly focus on residential and/or commercial market segments.

Our Employees

As of June 30, 2006, we employed around 320 full-time employees. Approximately 10% of the employees are management personnel, 10% are R&D staff members and 17% are sales staff members. Approximately 67.5% of our employees hold a college degree or above.

Under Chinese law, our employees have formed trade unions which protect employees’ rights, aim to assist in the fulfillment of our economic objectives, encourage employee participation in management decisions and assist in mediating disputes between us and union members. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

As required by applicable Chinese law, we have entered into employment contracts with all of our employees. We have also entered into a confidentiality agreement with all of our employees under which such employees are prohibited from disclosing confidential information of the Company or using it for other purposes than the benefit of the Company. Directors, officers, mid-level managers and some key employees in sales and R&D are required to sign a non-compete agreement which prohibits them from competing with the Company while they are employees of the Company and within two years after their employment with the Company is terminated.

Our employees in China participate in a state pension arrangement organized by Chinese municipal and provincial governments. We are required to contribute to the arrangement at the rate of 20% of the average monthly salary. In addition, we are required by Chinese law to cover employees in China with other types of social insurances. Our total contribution may amount to 30% of the average monthly salary. We have purchased social insurances for all of our employees. The expense related to the social insurance was approximately $123,865 and $76,479 for the fiscal year 2005 and 2004, respectively. In the event that any current employee, or former employee, files a complaint with the Chinese government, not only will we be required to purchase insurance for such employee, we may be subject to administrative fines. We believe that such fines, if imposed, are immaterial.

Item 2.	Management’s Discussion and Analysis or Plan of Operation

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION OF CHINA FIRE

General

We did not conduct any operations during periods up through June 30, 2006. However, we have included elsewhere in this prospectus the historical consolidated financial statements of China Fire Protection Group, Inc., our recently acquired subsidiary engaged in the design, development, manufacturing and sale of fire protection products and services for large industrial consumers in China, including a balance sheet as of June 30, 2006 and statements of income for the twelve months ended December 31, 2005 and 2004 and for the six months ended June 30, 2006 and 2005.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of China Fire Protection Group, Inc.. The following discussion and analysis should be read in conjunction with the audited consolidated financial statements of China Fire Protection Group, Inc. as of and for the years ended December 31, 2005 and 2004 and the unaudited consolidated financial statements of China Fire Protection Group, Limited as of and for the six months ended June 30, 2006 and 2005 and related notes included in this prospectus.

Overview

We are engaged in the design, development, manufacturing and sale of fire protection products and services for large industrial consumers in China. We have developed a proprietary product line that addresses all aspects of industrial fire safety from fire detection to fire system control and extinguishing. We are the first in China to leverage high technology for fire protection and safety to clients such as iron and steel companies, power plants, petrochemical plants, as well as, special purpose construction in China.

Reorganization

We were organized as a Florida corporation on June 17, 2003.

On September 1, 2006, we entered into a share exchange agreement, pursuant to which we will acquire all of the outstanding capital shares of china Fire Protection Group Inc. in exchange for a controlling interest in our common shares.

China Fire Protection Group was organized on June 2, 2006 for the purpose of acquiring all of the capital shares of Sureland Industrial Fire Safety Limited, a Chinese corporation, and, Sureland Industrial Fire Equipment Co., Ltd., a Chinese corporation, which collectively engage in the design, development, manufacturing and sale of fire protection products and services for large industrial consumers in China. As a result of the transactions described above, both Sureland Industrial Fire Safety Limited and Sureland Industrial Fire Equipment Co., Ltd became a wholly-owned subsidiary of China Fire Protection Group, Inc., and China Fire Protection Group, Inc. is a wholly-owned subsidiary of Unipro.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements appearing at the end of this prospectus, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results.

Revenue recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Company as follows:

1.	Revenue from system contracting projects comprises the agreed contract amount and appropriate amounts from variation orders, claims and incentive payments. Contract costs incurred comprise direct material, direct labor and an appropriate proportion of variable and fixed construction overheads. When the outcome of a system contracting project can be estimated reliably, revenue from the contract is recognized on the percentage of completion method, measured by reference to the proportion of contract costs incurred to date to the estimated total cost of the relevant contract.

2.	Revenue from product sales is recognized when the goods are delivered and title has passed. Product sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

3.	Revenue from the rendering of Maintenance Services is recognized when such services are provided.

4.	Interest income is recognized on a time proportion basis taking into account the principal outstanding and the effective interest rate applicable.

5.	Dividend income is recognized when the shareholders’ right to receive payment has been established.

6.	Provision is made for foreseeable losses as soon as they are anticipated by management.

7.	Where contract costs incurred to date plus recognized profits less recognized losses exceed progress billings, the surplus is treated as an amount due from contract consumers. Where progress billings exceed contract costs incurred to date plus recognized profits less recognized losses, the surplus is treated as an amount due to contract customers.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Historically, the Company has not entered any currency trading or hedging, although there is no assurance that the Company will not enter into such activities in the future.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 5% residual value.

Estimated useful lives of the assets are as follows:

Useful Life

Buildings and improvement	40 years

Transportation equipment	5 years

Machinery	10 years

Office equipment	5 years

Furniture	5 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service.

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to buildings and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from system contracting projects under the percentage of completion method and the allowance of doubtful accounts. Management evaluates all of its estimates and judgments on an on-going basis.

Inventories

Inventories are stated at the lower of cost or market, using weighted average method. Inventories consist of raw materials, work in progress, finished goods and consumables. Raw materials consist primarily of materials used in production. Finished goods consist primarily of equipments used in project contract. The cost of finished goods included direct costs of raw materials as well as direct labor used in production. Indirect production costs such as utilities and indirect labor related to production such as assembling, shipping and handling costs are also included in the cost of inventory. The Company reviews its inventory annually for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence.

Accounts receivable

Accounts receivable represents the products sales, maintenance services and system contracting projects with its customers that were on credit. The credit term is generally for a period of three months for major customers. Each customer has a maximum credit limit. The Company seeks to maintain strict control over its outstanding receivables and has a credit control department to minimize credit risk. Overdue balances are reviewed regularly by senior management.

Results of Operations

The following table shows the results of our business. All references to the results of operations and financial condition are those of China Fire Protection Group.

Comparison of Six Months Ended June 30, 2006 and 2005

Six Months ended June 30	2006	2005

Revenues	$15,326,973	$9,162,595

Cost of revenues	7,025,890	2,623,372

Selling, general and administrative expenses	2,614,792	2,166,412

Interest expense	43,019	—

Income taxes	56,800	48,718

Net income	5,818,036	4,360,779

Foreign adjustment	120,677

Comprehensive income	5,938,713	4,360,779

Total revenues were approximately $15.3 million for the six months ended June 30, 2006 as compared to approximately $9.2 million for the six months ended June 30, 2005, an increase of approximately $6.2 million or 67%. The increase resulted from increased market of our products and services to numerous new customers in the iron and steel, power plants and petrochemical industries in the first half of 2006.

Cost of revenues for the six months ended June 30, 2006 was approximately $7 million or 46% of revenues as compared to $2.6 million or 29% of revenues for the six months ended June 30, 2005. Our cost of revenues are primarily composed of the costs of direct raw material (mainly copper wires, steel, and electronic devices), direct labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead. Our average margin for our contracts returned to our normal level which is between 55%-58% while in 2005 we had a number of unusually high margin contracts, which resulted in higher margins.

Operating expenses were approximately $2.6 million for the six months ended June 30, 2006 as compared to approximately $2.2 million for the six months ended June 30, 2005, an increase of approximately $0.5 million or 21%. The increase was mainly due to an increase in sales for approximately $6 million which resulted in an increase of our sales force, sales related marketing activities and support staff. Selling expenses primarily consist of advertising, promotional and other sales and marketing expenses, salaries, commissions, and benefits for our sales and marketing personnel. We expect that our selling expenses will increase in absolute terms in the near term as we increase our sales efforts, hire additional sales personnel, set up additional branch offices and initiate additional marketing programs. We also expect to incur additional general and administrative expenses as a result of being listed as a public company in the United States.

Interest expense was $43,019 for the six months ended June 30, 2006 and $0 for the six months ended June 30, 2005. We entered a 6-month loan arrangement with Bank of Agriculture for RMB20,000,000 (or US$2,504,000) commencing March 21, 2006. We also paid interest expense for cashing in the notes receivable from customers for the six months ended June 30, 2006, and didn’t pay any interest for the six months ended June 30, 2005 since the company didn’t cash in any notes receivables.

Net income was approximately $5.8 million for the six months ended June 30, 2006 as compared to approximately $4.4 million for the six months ended June 30, 2005, an increase of $1.5 million or 33%. The increase in the net income was mainly due to the increase in revenues from new customers in several industries and our continuous efforts in monitoring expenses.

Our reporting currency is the US dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders’ equity and amounted to $120,677 and $0 as of June 30, 2006, 2005, respectively. The balance sheet amounts with the exception of equity at June 30, 2006 were translated at 7.99 RMB to 1.00 USD as compared to 8.06 RMB at December 31, 2005. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended June 30, 2006, and 2005 were 8.02 RMB and 8.26 RMB, respectively.

The comprehensive income, which adds the currency adjustment to net Income, were approximately $5.9 million for the six months ended June 30, 2006 as compared to approximately $4.4 million for the six months ended June 30, 2005, an increase of $1.6 million or 36%.

Comparison of Year Ended on December 31, 2005 and 2004:

Year ended December 31	2005	2004

Revenues	$21,574,214	$16,457,194

Cost of revenues	9,037,972	7,181,115

Selling, general and administrative expenses	5,495,578	4,069,467

Interest expense	—	—

Income taxes	202,920	128,654

Net income	7,272,134	5,219,468

Foreign exchange income	483,590	—

Comprehensive income	7,755,724	5,219,468

Total revenues were approximately $21.6 million for the year ended December 31, 2005 as compared to approximately $16.5 million for the year ended December 31, 2004, an increase of approximately $5 million or 30%. The increase was mainly due to our increased sales in the iron and steel industry.

Cost of revenues for the year ended December 31, 2005 was approximately $9.0 million or 42% of revenues as compared to $7.2 million or 44% of revenues for the year ended December 31, 2004. The increase was mainly due to increased sales. Our cost of revenues are primarily composed of the costs of direct raw material (mainly copper wires, steel, and electronic devices), direct labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.

Operating expenses were approximately $5.5 million for the year ended December 31, 2005 as compared to approximately $4.1 million for the year ended December 31, 2004, an increase of approximately $1.3 million or 31%. The increase was mainly due to an increase in our sales which resulted in the increase of our sales force, sales related marketing activities and support staff. Selling expenses primarily consist of advertising, promotional and other sales and marketing expenses, salaries, commissions, and benefits for our sales and marketing personnel. We expect that our selling expenses will increase in absolute terms in the near term as we increase our sales efforts, hire additional sales personnel, set up additional branch offices and initiate additional marketing programs. We also expect to incur additional general and administrative expenses as a result of being listed as a public company in the United States.

Research and development expenses were historically included in general and administrative expenses. We maintained a small but highly efficient internal research and development team and relied on our joint research and development programs with two universities in China. These research and development programs allowed us to maintain lower research and development expenses while achieving satisfactory results. Our research and development expenses were $815,986 in 2004 and $1,448,725 in 2005 respectively. We expect that research and development expenses will increase in absolute terms in the near future as we hire additional engineers, purchase laboratory equipment and facilities and carry out additional research and development programs.

As we had no borrowings, interest expense was $0 for the year ended December 31, 2005 and the year ended December 31, 2004.

Net income was approximately $7.3 million for the year ended December 31, 2005 as compared to approximately $5.2 million for the year ended December 31, 2004, an increase of $2.1 million or 40%.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders’ equity and amounted to $483,589 and $0 as of December 31, 2005, 2004, respectively. The balance sheet amounts with the exception of equity at December 31, 2005 were translated at 8.06 RMB to 1.00 USD as compared to 8.26 RMB at December 31, 2004. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2005, and 2004 were 8.18 RMB and 8.26 RMB, respectively.

The comprehensive income, which adds the currency adjustment to net income, were approximately $7.8 million for the year ended December 31, 2005 as compared to approximately $5.2 million for the year ended December 31, 2004, an increase of $2.6 million or 49%.

Income Taxes

We are not subject to any income taxes in the United States or the British Virgin Islands. Under the Income Tax Laws of the PRC, a company is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments with the following “tax holidays”:

1.	If the enterprise is located in a specially designated region (New Technology Enterprise Development Zone), it enjoys a three-year income tax exemption and a 50% income tax reduction for the following three years.

2.	If the enterprise is a manufacturing related joint venture with a foreign enterprises or a wholly owned subsidiary of a foreign enterprise, it enjoys a two-year income tax exemption from the year that it is profitable and a 50% income tax reduction for the following three years.

Our Subsidiary, Sureland Industrial Fire Safety Limited (“Sureland”) has been a domestic limited liability company since November 2000 and has been subject to an income tax at an effective rate of 33%. However, since July 19, 2006, as a result of our acquisition, Sureland is now a wholly owned subsidiary of China Fire Protection Group, Inc., a foreign enterprise, and will start enjoying the tax holiday for 2006 and 2007.

Our subsidiaries were established and registered in the New Technology Enterprise Development Zone, Beijing, PRC and are subject to the rate of 15% and have been certified by the relevant PRC authorities high technology enterprises. However pursuant to approval documents issued by the relevant tax bureau, all the subsidiaries have obtained the following additional tax benefits:

●	Sureland Creation was income tax exempt in the period between July 12, 2002 and December 31, 2004 and is entitled to a 50% reduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2005 to December 31, 2007.

●	Beijing Fire Safety was income tax exempt in the period between March 18, 2003 and December 31, 2005 and is entitled to a 50% reduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2006 to December 31, 2008.

●	Beijing Juan Construction was income tax exempt in the period between May 2003 and December 31, 2005 and is entitled to a 50% reduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2006 to December 31, 2008.

●	Beijing HuaAn was income tax exempt for the period from January 1, 2006 until December 31, 2008 and is entitled to a 50% reduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2009 to December 31, 2011.

●	Beijing Sureland Equipment was income tax exempt for the year ending December 31, 2006 until December 31, 2007 and is entitled to a 50% reduction of the income tax rate of 33% which is a rate of 16.5% from January 1, 2008 to December 31, 2010.

The provision for income taxes for the period ended December 31 consisted of the following:

	2005	2004
Provision for China Income Tax	$184,473	$116,958
Provision for China Local Tax	18,447	11,696

Total provision for income taxes	$202,920	$128,654

Liquidity and Capital Resources

As of June 30, 2006, we had working capital totaling $1.3 million including cash and cash equivalents of $2.1 million.

Net cash provided by operating activities totaled approximately $3.3 million for the year ended December 31, 2005 as compared to approximately $3.2 million for the year ended December 31, 2004. Net cash provided by operating activities totaled approximately $5.6 million for the six months ended June 30, 2006, as compared to net cash used in operating activities approximately $2.2 million for the six months ended June 30, 2005.

Net cash used in investing activities for the year ended December 31, 2005 totaled $0.5 million for the purchase of property and equipment. Net cash used in investing activities for the year ended December 31, 2004 totaled $0.8 million for the purchase of property and equipment. Net cash used in investing activities for the six months ended June 30, 2006 totaled $0.7 million, including $0.4 million for the purchase of property and equipment. Net cash used in investing activities for the six months ended June 30, 2005 totaled $0.2 million, including $0.2 million for the purchase of property and equipment.

Net cash used in financing activities for the year ended December 31, 2005 totaled $6.3 million .Net cash used in financing activities for the year ended December 31, 2004 was $2.3 million. As a result of the total cash activities, net cash decreased $3.3 million from December 31, 2004 to December 31, 2005. Net cash used in financing activities for the six months ended June 30, 2006 totaled $5.2 million. Net cash used in financing activities for the six months ended June 30, 2005 was $0.00.

As a result of the total cash activities, net cash decreased $1.1 million from June 30, 2005 to June 30, 2006.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet financing arrangements.

Item 3.	Description of Property

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. We currently own land use rights to approximately 23,700 square meters of land consisting of R&D center, manufacturing facilities, employee quarters, warehouses and office buildings in Beijing, China. We currently also lease, at a cost of US$78,000/year, office space of more than 1,000 square meters in Zhongguancun High-Tech Park, Beijing, China, which houses our marketing and technical support staff.

The main equipment and machinery of our business include line detector manufacturing assembly lines, machine tools for metal parts, equipment for electronics products, etc.

We believe that all our properties and equipment have been adequately maintained, are generally in good condition, and are suitable and adequate for our business. We plan to purchase additional equipment this year to increase capacity.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock on a fully diluted basis as of the date of this Memorandum (28,311,546 shares of Common Stock) giving effect to the closing of the share exchange, the conversion of the Series A Convertible Preferred Stock into shares of our Common Stock (on the basis of 32.5 shares of Common Stock for each shares of Series A Convertible Preferred Stock) immediately upon the effective date of the amendments to our Articles of Incorporation, and the sale of 1,538,604 shares of Common Stock and warrants to purchase 615,442 shares of Common Stock to the Investors, the Investor’s option to acquire 923,077 shares of Common Stock and warrants to acquire 164,616 shares pursuant to warrants and warrants to acquire 115,395 shares issued to H.C. Wainwright and its employees and options to purchase 750,000 shares of Common Stock granted to employees. The information indicates:

•	each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;

•	each of our directors, executive officers and nominees to become directors; and

•	all directors and executive officers as a group.

Name and Address*	Number of Shares	Percentage Owned

Li Brothers Holding Inc.(1)	12,768,000(2)	45.0%

Vyle Investment Inc.(3)	2,621,660(4)	9.3%

China Honor Investment Limited(5)	2,667,940(6)	9.4%

Worldtime Investment Advisors Limited	2,576,060	9.1%

Gangjin Li	13,068,000(7)	46.1%

Brian Lin	936,498(8)	3.3%

Qihong Wu	0

Tieying Guo	0

Directors and executive officers as a group (4 persons)	14,004,498(9)	49.5%

* The address for the officers and directors is South Banbidian Industrial Park, Liqiao Township, Shunyi District, Beijing 101304, People’s Republic of China, (86-10) 8416 3816.

(1)	Li Brothers Holding Inc is a BVI company of which Mr. Gangjin Li is the sole shareholder.
(2)	Represents the number of shares of Common Stock to be issued on conversion of Series A Convertible Preferred Stock as soon as the amendment of the certificate of incorporation to increase the number of authorized shares becomes effective.
(3)	Wyle Investment Inc. is a BVI company of which Mr. Brian Lin owns 30%
(4)	Represents the number of shares of Common Stock to be issued on conversion of Series A Convertible Preferred Stock as soon as the amendment of the certificate of incorporation to increase the number of authorized shares becomes effective.
(5)	China Honor Investment Inc. is a BVI company of which Mr. Ang Li is the sole shareholder. Mr. Ang Li is the son of Mr. Gangjin Li.
(6)	Represents the number of shares of Common Stock to be issued on conversion of Series A Convertible Preferred Stock as soon as the amendment of the certificate of incorporation to increase the number of authorized shares becomes effective.
(7)	Represents the number of shares of Common Stock to be issued on conversion of Series A Convertible Preferred Stock as soon as the amendment of the certificate of incorporation to increase the number of authorized shares becomes effective plus options to purchase 300,000 shares of Common Stock.
(8)	Represents the number of shares of Common Stock to be issued on conversion of Series A Convertible Preferred Stock as soon as the amendment of the certificate of incorporation to increase the number of authorized shares becomes effective plus options to purchase 150,000 shares of Common Stock.

Item 5.	Directors and Executive Officers

MANAGEMENT

Executive Officers and Directors

The following individuals will be appointed as our officers and directors upon the completion of the share exchange between CFPG and Unipro. There will be 3 directors after the completion of the share exchange agreement. The officers and directors below were not affiliated with Unipro prior to the Share Exchange.

Name	Age	Position
Gangjin Li	44	Chairman of the Board
Brian Lin	41	Director and Chief Executive Officer
Qihong Wu	73	Director
Tieying Guo	49	President, Sureland Industrial Fire Safety Limited

Mr. Gangjin Li, Chairman of the Board. Mr. Li has served as our Chairman of the Board of the Directors since October 2006. Mr. Li is the founder of Sureland Industrial Fire Safety Limited and its subsidiaries, and has served as its director and General Manager since its formation in 1995 and Chairman of the Board since 2000. Prior to founding Sureland in 1995, he was a Director of Engineering in the 20th Metallurgic Construction Company of the Ministry of Metallurgy. Mr. Li was a pioneer in the industrial fire safety industry in China with over 15 years experience in the industry. Mr. Li is an executive director of China Fire Protection Association (CFPA), and vice-chairman of “Electrical Fire Prevention Committee of CFPA”. Mr. Li is also a member of the US-based “National Fire Protection Association”. In recognition of his leadership in bringing Sureland to be the No. 1 company in China’s industrial fire safety industry, Mr. Li was awarded by City of Beijing an “Beijing Outstanding entrepreneur - Beijing 5th Torch of Science” in 2002. Mr. Li holds a bachelor’s degree from Wuhan University of Science and Technology and a Master degree in management science from Beijing University.

Mr. Brian Lin, Chief Executive Officer. Mr. Lin has served as a director since October, 2006 and as our Chief Executive Officer since October 2006. Mr. Lin served as Vice President of Sureland Industrial Fire Safety Limited since January 2006. Mr. Lin is an early stage investor and co-founder of Sureland and has been providing strategic guidance to Sureland since its inception. Prior to joining the company, from 2001 to 2005, Mr. Lin served as CEO of Beijing Linkhead Technologies, a company that he co-founded in 1994 and was sold to PacificNet Inc. (Nasdaq “PACT”) in December 2003. Prior to Linkhead, Mr. Lin was Director of R&D, Value-added Services Division of UTStarcom (Nasdaq “UTSI”) and held various management and technical positions with Nortel Networks, Motorola and Tandem Telecom in the US. Mr. Lin received a bachelor’s degree in electrical engineering from Huazhong University of Science and Technology and a Master’s degree in Electrical Engineering from University of Toronto, Canada in 1989.

Ms. Tieying Guo, President, Sureland Industrial Fire Safety Co., Ltd. Ms. Guo has served as a director since October, 2006 and as President of Sureland Industrial Fire Safety Co. Ltd. since July 2006. Ms. Guo has over twenty years experience in China’s Fire Protection Industry where she worked for the Ministry of Public Security. Prior to joining Sureland, from January 2004 to July 2006, Ms. Guo was Executive Vice President of China Fire Group, a fire protection equipment and engineering company in China and has been listed in Hong Kong Stock Exchange since 2003. Ms. Guo provided key strategic guidance in all the M&A activities for China Fire Group in China. From 2000 to 2004, Ms. Guo held management positions with China Huandao Group, the largest state-owned group which owned almost all the largest state-owned fire protection companies in China.

Mr. Qihong Wu, Director. Mr. Wu has served as a director since October 2006. Mr. Wu served as director of Sureland industrial Fire Safety Co., Ltd. from Aril 2002 to September 2006. From 1993 to present, Mr. Wu has served as a committee member of China Fire Prevention Association, and vice chairman of Asia-Australian Fire Hazard Science and Technology Club. Mr. Wu was the Chief Engineer of the Fire Prevention Bureau of the Ministry of Public Security and a supervisor at the Academic Committee of China Fire Prevention Association. Mr. Wu Qi Hong graduated from Tongji University in 1955 with a bachelor’s degree.

Item 6.	Executive Compensation

(i) The Company

Information previously reported in Form 10-K filed.

(ii) China Fire

The following table sets forth the compensation paid by China Fire to our chief executive officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003. In reviewing the table, please note that:

•	Gangjin Li will be appointed as Chairman of the Board upon the closing of this Offering.

•	The compensation amounts paid to Mr. Li reflect compensation paid to him by the operating subsidiaries of China Fire Protection Group Ltd. during the reported periods.

•	No other officer earned more than $100,000

	Year	Annual Compensation					Long Term Compensation
Name and Position		Salary		Bonus		Other	Restricted Stock Awards ($)	Common Shares Underlying Options	All Other Compensation
Gangjin Li, Chairman(1)	2005 2004 2003	$ $ $	12,000 12,000 9,000	$	— — —	— — —	— — —	— — —	— — —

(1)	The compensation for Li reflects his salary at Sureland prior to the share exchange.

Employment Agreements

We plan to enter into employment agreements at market rates as determined by the board of directors and confidentiality agreements with officers upon the closing of the Offering.

Stock Options

We have issued stock options to the executives and management team of Sureland Industrial Fire Safety Limited on July 1, 2006. The total number of option shares is 750,000, on the basis of a total number of outstanding shares of 24 million. These options were vested immediately with a strike price of $1.25 per share. The expiration date of these options is July 1, 2016.

Option Grants in 2006 Fiscal Year

	Individual Grants			Expiration Date
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)
Gangjin Li	300,000	40.%	$1.25	7-1-2016
Brian Lin	150,000	20.%	1.25	7-1-2016
Tieying Guo	20,000	2.67%	1.25	7-1-2016

Aggregated Option Exercises in 2005 Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Received	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable
None

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
Name	Number of shares, units or other rights (#)	Performance or other period until maturation or payout	Estimated future payouts under non-stock price-based plans
			Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
None

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings. The Board did not have any board meeting after the share exchange and the directors did not receive any reimbursement.

Item 7.	Certain Relationships and Related Transactions

(a)(i) Related Party Transactions of the Company as it Existed before the Share Exchange

None other than those previously reported

(a)(ii) Related Party Transactions of China Fire

On October 27, 2006, we consummated the transactions contemplated by a share exchange agreement among Unipro and the owners of the issued and outstanding capital stock of China Fire Protection Group Inc (CFPG)., including Gangjin Li, our current Chairman of the Board and controlling stockholder, and certain of our other officers and directors. Pursuant to the share exchange agreement, we acquired all of the outstanding capital stock of CFPG in exchange for shares of our Series A Convertible Preferred Stock which will be convertible into 22,800,000 shares of our Common Stock. As a result of this transaction, Mr. Li will become the owner of 46.1% percent of our outstanding common shares on a fully diluted basis.

On June 19, 2006, the CFPG entered a sales and purchase agreement with the existing five shareholders (“Original Shareholders”) of Sureland Industrial Fire Safety Limited. (“Sureland Industrial”) which agreed to transfer their 100% ownership in Sureland Industrial. The total purchase consideration was $10,087,527 which was determined based upon the net asset value of Sureland Industrial as of December 31, 2005. On July 18, 2006, this transfer was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on July 18, 2006. As a result of this transfer, CFPG became the 100% shareholder of Sureland Industrial as July 19, 2006 . Mr. Gangjin Li, our current Chairman of the Board and controlling stockholder, was a controlling shareholder of Sureland Industrial.

On June 22, 2006, the CFPG signed a sales and purchase agreement with the existing two shareholders, Sureland Industrial and Vyle Investment Inc., to become 100% shareholder of Sureland Equipment. The purchase price was based on the registered capital (US$660,000) of Sureland Equipment. On August 4, 2006, this transaction was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on August 15, 2006. Mr. Gangjin Li, our current Chairman of the Board and controlling stockholder, was a controlling shareholder of Sureland Equipment.

(c) On conversion of the Series A Convertible Preferred Stock, Mr. Li will become the owner of 46.1% percent of our outstanding common shares on a fully diluted basis and this may be considered a parent.

(d) None other than those previously reported

Item 8.	Description of Securities

Common Stock

There are 2,738,604 shares of Common Stock issued and outstanding. These are: Series A warrants to acquire 307,721 shares of Common Stock at $3.58 per share that expire October 27, 2011; Series B warrants to acquire 307,721 shares of Common Stock at $4.88 per share that expire October 27, 2011; an option issued to Investors expiring December 11, 2006 to acquire 923,077 shares of Common Stock and 92,308 Series A warrants and 92,308 Series B warrants; warrants to purchase 115,395 shares of Common Stock at $3.25 per share at $3.25 per share issued to H.C. Wainwright and its employees; and options to purchase 750,000 shares of Common Stock issued to employees at $1.25 per share.

The Series A and Series B warrants are subject to the following call provision: In the event (i) the Common Stock is traded on the Nasdaq Stock Market, The American Stock Exchange, the New York Stock Exchange or the OTC Bulletin Board, (ii) the closing bid price per share of Common Stock equals or exceeds one hundred fifty percent (150%) of the then-current Warrant Price for any twenty (20) consecutive trading days commencing after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective (the “Trading Period”) and (iii) the average daily trading volume during the Trading Period equals or exceeds seventy-five thousand (75,000) shares, the Company, upon ten (10) trading days prior written notice (the “Notice Period”) given to the Warrantholder within one (1) business day immediately following the end of the Trading Period, may call this Warrant, in whole but not in part, at a redemption price equal to $0.05 per share of Common Stock then purchasable pursuant to this Warrant; provided that (x) the Company simultaneously calls all Company Warrants (as defined below) on the same terms, (y) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement which is not suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (z) the Warrant is fully exercisable for the full amount of Warrant Shares covered hereby.

The Company has agreed to certain financial obligations in the event the registration statement that is subject to the Registration Rights Agreement is not made effective in a timely fashion.

The Company has agreed with the Investors that in the event the registration statement is not effective within 150 days after October 27, 2006, the Company will make pro rata payments to each Investor, in an amount equal to 2.0% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) and an amount equal to 1.0% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”), up to a maximum of 24%. The maximum amount that could be invested by the Investors is $12,164,924.

The Company has agreed with shareholders who were shareholders of the Company before the Share Exchange to purchase up to shares at $3.25 per share if the Registration Statement is not effective before October 27, 2007. The maximum amount of the repurchase obligation is $3,347,500.

The holders of Common Stock are entitled to one vote for each share held of record in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. Holders of Common Stock are entitled:

•	to receive any dividends as may be declared by the Board of Directors out of funds legally available for such purpose after payment of accrued dividends on the outstanding shares of preferred stock; and

•	in the event of the Company’s liquidation, dissolution, or winding up, to share ratably in all assets remaining after payment of liabilities and after provisions have been made for each class of stock having preference over the Common Stock.

All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Holders of Common Stock have no preemptive right to subscribe for or purchase additional shares of any class of the Company’s capital stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, of which 3,000,000 shares are designated as Series 1 and 2,000,000 shares are Series A Convertible Preferred Stock. The Series 1 preferred shares are convertible into 3 shares our Common Stock. No Series 1 preferred shares have been issued none of our preferred shares have been issued. The terms of the Series A Convertible Preferred Stock are as follows. 701,538.46 shares of the Series A Convertible Preferred Stock are outstanding.

Dividends. The Series A Convertible Preferred Stock shall be treated pari passu with Common Stock except that the dividend on each share of Series A Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of Common Stock multiplied by the Conversion Rate.

Liquidation, Dissolution, or Winding Up. Series A Convertible Preferred Stock shall be treated pari passu with Common Stock except that the payment on each share of Series A Convertible Preferred Stock shall be equal to the amount of the payment on each share of Common Stock multiplied by the Conversion Rate.

Voting. The shares of Series A Convertible Preferred Stock shall vote on all matters as a class with the holders of Common Stock and each share of Series A Convertible Preferred Stock shall be entitled to the number of votes per share equal to the Conversion Rate.

Conversion Rate. The Conversion Rate shall be 32.5 shares of Common Stock (subject to customary adjustments) for each share of Series A Convertible Preferred Stock.

Mandatory Conversion. Upon the effective date of an amendment to the Articles of Incorporation amending Article 4 increasing the total number of authorized shares to 70,000,000 and increasing the number of authorized shares of Common Stock to 65,000,000 (the “Mandatory Conversion Date”), (i) all outstanding shares of Series A Convertible Preferred Stock shall be automatically converted into shares of Common Stock, at the Conversion Rate, (ii) such shares may not be reissued by the Corporation as shares of such series and (iii) all outstanding options and warrants to acquire Series A Convertible Preferred Stock shall be automatically converted into options and warrants to acquire shares of Common Stock, at the then effective Conversion Rate and the price per Share of Common Stock will be equal to product of $105.625 and the fraction in which the numerator is 1 and the denominator is the Conversion Rate.

Part II

Item 1.	Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

(a) Shares of our Common Stock are listed on the OTC Bulletin Board under the symbol UPRO. A new symbol will be provided to us after we change our name to Sureland Inc. We will issue a press release when the new symbol is issued. While there is a very limited trading history, such trading history took place while we were a shell company (beginning no later than September 8, 2005) or prior thereto when we were a development stage business whose operations were unrelated to current operations and whose officers, directors, and control persons were unrelated to those of the shell or the current business. We believe that such trading did not constitute an established public trading market. There were no trades between April 17, 2006 (when 3,000 shares traded at $0.25) and September 7, 2006. From September 7 to October 26, 2006, after the agreement with China Fire was announced, there were seven trades for 6,619 shares with prices ranging from $2.50 to $3.50.

The Company has granted options to purchase 750,000 shares of Common Stock to its management personnel in 2006. The options have an exercise price of $1.25. The Company intends to register the issuance of such shares on Form S-8.

There are Series A warrants to purchase 307,721 shares Common Stock at $3.58 per share and Series B warrants to purchase 307,721 shares at $4.88 per share. The warrants were issued to investors on October 27, 2006 in the Offering. The warrants expire on October 27, 2011. There are also warrants to purchase 115,395 shares of Common Stock at $3.25 per share, which were issued to the Placement Agent in the Offering. Investors also have an option to purchase 923,077 shares and 92,308 Series A warrants and 92,308 Series B warrants for $3 million.

The Company will file a registration statement for up to 3,446,154 shares issued and issuable on exercise of the warrants and if the Investors exercise their option under the SPA subject to the Investors’ option and issuable on exercise of warrants to H.C. Wainwright and its employees to investors in the offering and approximately 1,031,000 shares held by certain shareholders of the company before the Share Exchange who may not use Rule 144.

(b) As of October 27, 2006, there are approximately 320 record holders of our Common Stock and 5 record holders of Series A Convertible Preferred Stock.

(c) Prior to the Share Exchange, the Company did not pay dividends. Prior to the Share Exchange, China Fire and its predecessors paid dividends of $6,293,000 in 2005, and $7,836,040 in 2006. We have no current plans to pay dividends. There are no restrictions at the current time on the payment of dividends.

(d)

The Company

The following table sets forth information with respect to the Company as it existed prior to the Share Exchange. The information is as of October 31, 2005.

	(a)	(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Warrants, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available or Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	—	$—	941,238
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	—	$—	941,238

Description of Equity Compensation Plans Approved By Shareholders

Prior to the Share Exchange, the Company had one equity compensation plan which is the Unipro Financial Services, Inc. 2003 Equity Incentive Plan. (the “2003 Stock Plan”). The 2003 Stock Plan was adopted and approved by shareholders in 2003. Pursuant to the 2003 Stock Plan, we reserved 1,000,000 shares of our common stock for issuance of which 941,238 remain available for future grants. To date we have issued 58,762 common shares under the plan. The Plan will be terminated

The 2003 Stock Plan allows our board of directors, or a committee established by our board, to award stock and stock options from time to time to our employees, officers, directors and consultants. The board has the power to determine at the time an option is granted whether the option will be an incentive stock option, which is an option which qualifies under Section 422 of the Internal Revenue Code of 1986, or an option which is not an incentive stock option. Incentive stock options may only be granted to persons who are our employees. Vesting provisions are determined by our board at the time options are granted. Options may be exercisable by the payment of cash or by other means as authorized by the committee or our board of directors.

In June, 2004, a registration statement covering the issuance of shares under the 2003 Stock Plan was declared effective by the Securities and Exchange Commission.

Sureland

Sureland had no equity compensation plans as of December 31, 2005, the end of its last fiscal year.

Item 2.	Legal Proceedings

We are subject to lawsuits that typically accompany our business. No lawsuit that is currently pending or threatened that is other that routine litigation that is incidental to the business. No pending lawsuit is material to our business and no suit has been threatened that, if filed, would be material.

Item 4.	Recent Sales of Unregistered Securities.

(a) On October 27, 2006, the Company issued 701,538.46 shares of the Series A Convertible Preferred Stock in exchange for all of the issued and outstanding shares of China Fire. Upon the effective date of an amendment to the Articles of Incorporation amending Article 4 increasing the total number of authorized shares to 70,000,000 and increasing the number of authorized shares of Common Stock to 65,000,000 (the “Mandatory Conversion Date”), (i) all outstanding shares of Series A Convertible Preferred Stock shall be automatically converted into shares of Common Stock, at the Conversion Rate. See “Item 1. Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.”

On October 27, 2006, the Company entered into and closed the SPA. Under the SPA, the Company sold (i) an aggregate of $1,538,604 shares of Common Stock at a purchase price of $3.25 per share, (ii) Series A Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise price of $3.58 per share (“Series A Warrants”) and (iii) Series B Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise price of $4.88 per share (“Series B Warrants”). Under the SPA, certain Investors received the right to purchase, before December 11, 2006, an aggregate of 923,077 shares of Common Stock (subject to customary adjustments) at $3.25 per share and an aggregate of 184,615 Series A Warrants and 184,615 Series B Warrants. In connection with the SPA, the Company granted to H.C. Wainwright & co., Inc, the placement agent, warrants to purchase 115,395 at $3.25 per share exercisable until October 26, 2011.

Item 5.	Indemnification of Directors

The Certificate of Incorporation provides that the “Corporation may indemnify any Officer or Director, or any former Officer or Director, the full extent permitted by law.”

Section 607.0850 of the Florida provides:

1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

(10) For purposes of this section, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(11) For purposes of this section:

(a) The term “other enterprises” includes employee benefit plans;

(b) The term “expenses” includes counsel fees, including those for appeal;

(c) The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(d) The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(e) The term “agent” includes a volunteer;

(f) The term “serving at the request of the corporation” includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term “not opposed to the best interest of the corporation” describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

Item 3.02	Unregistered Sales of Equity Securities

(a) On October 27, 2006, the Company issued 701,538.46 shares of the Series A Convertible Preferred Stock in exchange for all of the issued and outstanding shares of China Fire. Upon the effective date of an amendment to the Articles of Incorporation amending Article 4 increasing the total number of authorized shares to 70,000,000 and increasing the number of authorized shares of Common Stock to 65,000,000 (the “Mandatory Conversion Date”), (i) all outstanding shares of Series A Convertible Preferred Stock shall be automatically converted into shares of Common Stock, at the Conversion Rate, (ii) such shares may not be reissued by the Corporation as shares of such series and (iii) all outstanding options and warrants to acquire Series A Convertible Preferred Stock shall be automatically converted into options and warrants to acquire shares of Common Stock, at the then effective Conversion Rate and the price per Share of Common Stock will be equal to product of $105.625 and the fraction in which the numerator is 1 and the denominator is the Conversion Rate. The shares were issued in reliance on the exemption provided by Regulation S. The persons to whom the stock was issued are all Chinese citizens and residents.

On October 27, 2006, the Company entered into and closed the SPA. Under the SPA, the Company sold (i) an aggregate of $1,538,604 shares of Common Stock at a purchase price of $3.25 per share, (ii) Series A Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise price of $3.58 per share (“Series A Warrants”) and (iii) Series B Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise price of $4.88 per share (“Series B Warrants”). Under the SPA, certain Investors received the right to purchase, before December 11, 2006, an aggregate of 923,077 shares of Common Stock (subject to customary adjustments) at $3.25 per share and an aggregate of 184,615 Series A Warrants and 184,615 Series B Warrants. In connection with the SPA, the Company granted to H.C. Wainwright & co., Inc, the placement agent, warrants to purchase 115,395 at $3.25 per share exercisable until October 26, 2011.

(b) See Item 1 “Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.” H.C. Wainwright & Co., Inc. acted as placement agent. The investors were accredited investors. The Company relied on the exemption set forth in Section 4(2) of the Securities Act.

Item 5.01	Changes in Control of the Registrant

On October 27, 2006, a change of control occurred. On that date, the Company issued 701,538.46 shares of the Series A Convertible Preferred Stock in exchange for all of the issued and outstanding shares of China Fire. Upon the effective date of an amendment to the Articles of Incorporation amending Article 4 increasing the total number of authorized shares to 70,000,000 and increasing the number of authorized shares of Common Stock to 65,000,000 (the “Mandatory Conversion Date”), all outstanding shares of Series A Convertible Preferred Stock shall be automatically converted into shares of Common Stock, at the Conversion Rate of 32.5 to 1. On conversion, 22,800,000 shares of Common Stock will be issued, constituting 80.5% of the outstanding shares. Such persons also have options to acquire 450,000 shares of Common Stock at $1.25 per share options to purchase 750,000 shares at $1.25 per share. The following sets for the number and percentage of shares of Common Stock that the former shareholders of China Fire will own after conversion of the issued 701,538.46 shares of the Series A Convertible Preferred Stock into Common Stock.

Name of Shareholder	Number of Company Shares Owned	Percentage of Company Shares Owned on a Fully Diluted Basis

Li Brothers Holdings Inc.	12,768,000	45.0%

Fustar Technology Inc.	729,600	2.6%

China Tide Investment Inc.	114,340.4%

Linkworld Venture Inc.	1,322,400	4.6%

China Honour Investment Limited	2,667,940	9.4%

Worldtime Investment Advisors Limited	2,576,060	9.1%

Vyle Investment Inc.	2,621,660	9.3%

Control was assumed for three shareholders, SJ Investment, Inc., Jaybelle, Inc., and Castle Bison, Inc. The three owned 67% of the Common Stock on the Company. Under the terms of the Share Exchange, the directors elected Gangjin Li, Brian Lin, and Qihong Wu as directors and then resigned and the sole officer resigned.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On September 8, 2006, amendments to the Articles of Incorporation became effective. One amendment was 1 for 5 reverse stock split affecting authorized and outstanding shares of Common Stock, reducing the number of authorized shares from 65 million to 13 million and the number of outstanding shares from 6 million to 1.2 million. The other amendment was the adoption for a Certificate of Designations for Series A Convertible Preferred Stock.

(b) On October 30, 2006, the board of directors changed the fiscal year from October 31 to December 31.

Section 5.06 Change on Shell Company Status

On October 27, 2006, the Company acquired 100% of the equity interests in China Fire Protection Group, Inc., an International Business Company organized under the laws of the British Virgin Islands (“China Fire”) for the shareholders of China Fire in exchange for 701,538.46 shares of the Company’s Series A Convertible Preferred Stock “convertible Stock”). The Convertible Preferred Stock will automatically be converted to 22,800,000 shares of Common Stock when an amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock, which has already been adopted by shareholders acting by consent. The shares constitute 80.2% of the outstanding on a fully diluted basis. The directors and officers of China Fire became the directors and officers of the Company. The share exchange is referred to in this 8-K as the “Share Exchange.” On July 19, 2006, China Fire, which was newly organized, acquired all of the outstanding shares of Sureland Industrial Fire Safety Limited. (“Sureland”), a Chinese company located in Beijing, China.

Item 9.01	Financial Statement and Exhibits.

(a) Financial Statements of the Business Acquired

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets of China Fire Protection Group Inc. and Subsidiaries as of December 31, 2005 and 2004	F-3

Consolidated Statements of Income and Other Comprehensive Income of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-4

Consolidated Statements of Shareholders’ Equity of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-5

Consolidated Statements of Cash Flows of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-6

Notes to Consolidated Financial Statements of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-7

Consolidated Balance Sheets of China Fire Protection Group Inc. and Subsidiaries as of June 30, 2006 and December 31, 2005	F-30

Consolidated Statements of Income and Other Comprehensive Income of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-31

Consolidated Statements of Shareholders’ Equity of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-32

Consolidated Statements of Cash Flows of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-33

Notes to Consolidated Financial Statements of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-34

(b) Pro Forma Financial Information

Pro Forma Combined Balance Sheet as of June 30, 2006 (unaudited)	F-58

Pro Forma Combined Statements of Income and other Comprehensive Income (unaudited) for the year ended December 31, 2005	F-60

Pro Forma Combined Statement of Income and other Comprehensive Income (unaudited) for the six months ended June 30, 2006	F-61

Notes to Unaudited Pro Forma Financial Statements	F-62

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets of China Fire Protection Group Inc. and Subsidiaries as of December 31, 2005 and 2004	F-3

Consolidated Statements of Income and Other Comprehensive Income of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-4

Consolidated Statements of Shareholders’ Equity of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-5

Consolidated Statements of Cash Flows of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-6

Notes to Consolidated Financial Statements of China Fire Protection Group Inc. and Subsidiaries for the Years Ended December 31, 2005 and 2004	F-7

Consolidated Balance Sheets of China Fire Protection Group Inc. and Subsidiaries as of June 30, 2006 and December 31, 2005	F-30

Consolidated Statements of Income and Other Comprehensive Income of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-31

Consolidated Statements of Shareholders’ Equity of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-32

Consolidated Statements of Cash Flows of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-33

Notes to Consolidated Financial Statements of China Fire Protection Group Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005	F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

China Fire Protection Group Inc.

We have audited the accompanying consolidated balance sheets of China Fire Protection Group Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Fire Protection Group Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California

July 24, 2006, except for note 15,

as to which the date is November 2, 2006

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND 2004

A S S E T S
	2005	2004
CURRENT ASSETS:
Cash	$2,357,399	$5,626,498
Restricted cash	1,535,088	737,430
Accounts receivable, net of allowance for doubtful accounts of $529,300 and $293,637 as of December 31, 2005 and December 31, 2004, respectively	7,687,260	5,657,675
Notes receivable	1,246,200	—
Other receivables	726,484	410,469
Inventories	2,410,020	1,179,684
Costs and estimated earnings in excess of billings	2,626,052	3,371,318
Employee advances	1,325,035	524,724
Prepayments and deferred expenses	1,704,219	332,632

Total current assets	21,617,757	17,840,430

PLANT AND EQUIPMENT, net	3,615,374	3,560,188

OTHER ASSETS:
Deferred expenses – non current	59,238	—
Intangible assets – land use right, net of accumulated amortization	539,468	552,034

Total other assets	598,706	552,034

Total assets	$25,831,837	$21,952,652

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y
CURRENT LIABILITIES:
Accounts payable	$3,950,144	$2,306,261
Customer deposits	1,707,220	883,105
Other payables	260,874	401,641
Investment payable	10,087,527	10,087,527
Accrued liabilities	365,131	330,891
Dividend payable	8,779,200	1,506,450
Taxes payable	604,011	733,428

Total current liabilities	25,754,107	16,249,303

MINORITY INTEREST	77,730	67,073

SHAREHOLDERS' EQUITY:
Common stock, $1 par value, 50,000 shares authorized, 2,000 and 2,000 shares issued and outstanding at December 31, 2005 and 2004, respectively	2,000	2,000
Additional paid-in-capital	6,078,058	6,078,058
Statutory reserves	3,458,325	2,546,088
Retained earnings	65,554	7,097,657
Owner contribution receivable	(10,087,527)	(10,087,527)
Accumulated other comprehensive income	483,590	—

Total shareholders' equity	—	5,636,276

Total liabilities and shareholders' equity	$25,831,837	$21,952,652

See report of independent registered public accounting firm.

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUES	$21,574,214	$16,457,194

COST OF REVENUES	9,037,972	7,181,115

GROSS PROFIT	12,536,242	9,276,079

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,495,578	4,069,467

INCOME FROM OPERATIONS	7,040,664	5,206,612

OTHER INCOME, NET OF OTHER EXPENSES	577,673	344,303

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	7,618,337	5,550,915

PROVISION FOR INCOME TAXES	202,920	128,654

NET INCOME BEFORE MINORITY INTEREST	7,415,417	5,422,261

MINORITY INTEREST	143,283	202,793

NET INCOME	7,272,134	5,219,468

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	483,590	—

COMPREHENSIVE INCOME	$7,755,724	$5,219,468

See report of independent registered public accounting firm.

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common stock	Additional paid-in-capital	Statutory reserves	Retained earnings	Owner contribution receivable	Accumulated other comprehensive income	Totals
BALANCE, December 31, 2003	$2,000	$6,078,058	$1,596,270	$2,828,007	$(10,087,527)	$—		$416,808

Net income				5,219,468				5,219,468
Adjustment to statutory reserves			949,818	(949,818)				—

BALANCE, December 31, 2004	$2,000	$6,078,058	$2,546,088	$7,097,657	$(10,087,527)	$—		$5,636,276

Net income				7,272,134				7,272,134
Adjustment to statutory reserves			912,237	(912,237)				—
Dividend declared				(13,392,000)				(13,392,000)
Foreign currency translation gain						483,590		483,590

BALANCE, December 31, 2005	$2,000	$6,078,058	$3,458,325	$65,554	$(10,087,527)	$483,590	$

See report of independent registered public accounting firm.

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,272,134	$5,219,468
Adjustments to reconcile net income to cash provided by operating activities:
Minority Interest	143,283	202,793
Depreciation	521,348	460,120
Amortization	12,691	12,566
Loss on disposal of equipment	6,660	12,987
(Increase) decrease in assets:
Restricted cash	(768,061)	(369,051)
Accounts receivable	(1,861,887)	(2,215,615)
Notes receivable	(1,228,110)	383,570
Other receivables	(301,398)	(323,049)
Inventories	(1,183,653)	(342,910)
Costs and estimated earnings in excess of billings	816,821	904,058
Employee advances	(775,873)	(82,054)
Prepayments and deferred expenses	(1,401,928)	(90,249)
Increase (decrease) in liabilities:
Accounts payable	1,563,670	688,352
Customer deposits	790,575	(1,705,232)
Other payables	(148,537)	173,319
Accrued liabilities	25,658	206,082
Taxes payable	(145,459)	22,246

Net cash provided by operating activities	3,337,934	3,157,401

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to equipment	(360,936)	(821,746)
Additions to construction in progress	(144,245)
Cash proceeds from sale of equipment	9,776	27,786

Net cash used in investing activities	(495,405)	(793,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend distributions to shareholders	(6,293,000)	(2,089,670)
Dividend distributions to minority interest shareholder		(205,700)

Net cash used in financing activities	(6,293,000)	(2,295,370)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	181,372

(DECREASE) INCREASE IN CASH	(3,269,099)	68,071

CASH, beginning of year	5,626,498	5,558,427

CASH, end of year	$2,357,399	$5,626,498

See report of independent registered public accounting firm.

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background

China Fire Protection Group Inc. (the “Company”) was incorporated in the British Virgin Islands as a limited liability company on June 2, 2006. The Company, through its subsidiaries is engaged in the design, development, manufacturing and sales of fire protection products and services for industrial customers in China.

On June 19, 2006, the Company entered a sales and purchase agreement with the existing five shareholders (“Original Shareholders”) of Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”) which agreed to transfer their 100% ownership in Sureland Industrial to the Company. The total purchase consideration was $10,087,527 which was determined based upon the net asset value of Sureland Industrial as of December 31, 2005. On July 18, 2006, this transfer was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on July 18, 2006. As a result of this transfer, the Company became the 100% shareholder of Sureland Industrial as July 19, 2006. In accordance with laws governing foreign acquisitions of a Chinese registered company, the total transfer consideration of $10,087,527 is required to be made within 1 year from the date of issuance of the business license.

During June and July 2006, the Company issued 33,500 shares of common stock to the Original Shareholders in consideration of a promissory note payable totaling $10,087,527, and the total number of shares outstanding in the Company is 33,500. As a result of this transaction, the Original Shareholders exercised control over the Company.

The purchase of Sureland Industrial and the issuance of the Company’s common stock has been accounted for as a reverse acquisition as a recapitalization under common control. The assets and liabilities transferred have been accounted for at historical cost. The consolidated financial statements have been presented as if the acquisition of the subsidiary occurred at the beginning of 2004.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background, (continued)

The consolidated financial statements as of December 31, 2005 and 2004 have been presented as if China Fire Protection Group has direct and indirect ownerships in the following entities:

Subsidiaries	Place and date of incorporation	Registered capital	Ownership
Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”)	The People’s Republic of China, February 22, 1995	RMB 50,000,000	100.0%

Beijing Sureland Creation Fire Prevention Technology Co., Ltd. (“Sureland Creation”)	The People’s Republic of China, July 12, 2002	RMB 5,000,000	95.0%

Beijing ZhongXiao Fire Safety Technology Co., Ltd. (“Beijing Zhong Xiao”)	The People’s Republic of China, March 18, 2003	RMB 5,000,000	99.0%

Beijing Ju An Construction Fire Safety Technology Co., Ltd. (“Beijing Ju An”)	The People’s Republic of China, May 22, 2003	RMB 5,000,000	98.0%

Beijing Hua An Times Fire Safety Technology Co., Ltd. (“Beijing Hua An”)	The People’s Republic of China, September 22, 2005	RMB 5,000,000	99.0%

Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”) was established as a Sino-foreign equity joint venture in Beijing, the People’s Republic of China (the PRC) on February 22, 1995 with a registered capital RMB 2,000,000. Sureland Industrial and its subsidiaries in China principally engage in the design, development, manufacturing and sale of fire protection products and services for industrial customers in China.

In October 1997, the registered capital of Sureland Industrial was increased and revised from RMB 2,000,000 to USD $1,500,000 through the additional capital injection by the respective joint venture partners.

In July 1999, the registered capital of Sureland Industrial was further increased to USD $2,000,000 (RMB 16,600,000) through the additional contributions from the respective joint venture partners.

In November 2000, with the foreign shareholder transferring all of its ownership in Sureland Industrial to certain PRC nationals and upon the approval of the Beijing Foreign Economic and Trade Commission, Sureland Industrial was converted from a Sino-foreign equity joint venture into a domestic limited liability company.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background, (continued)

In December 2001, pursuant to a shareholders’ resolution, the registered capital of Sureland Industrial was increased from RMB 16,600,000 to RMB 20,750,000, the increased portion was fully subscribed and paid by a PRC domestic company in cash of RMB 9,000,000.

On April 11, 2002, the Beijing People’s Government Economic System Restructuring Office approved the conversion of Sureland Industrial from a limited liability company to a joint stock company with limited liability, by converting at the ratio of 1 to 1, based upon the audited net assets of Sureland Industrial of RMB 50,000,000 as of December 31, 2001, determined in accordance with PRC accounting principles and regulations, into the registered capital of Sureland Industrial.

At its establishment on April 28, 2002, the registered capital of Sureland Industrial was RMB 50, 000,000 divided into 50,000,000 domestic shares of RMB1.00 each.

On April 3, 2006, Sureland Industrial signed a sales and purchase agreement with Beijing Xin Da Bei Technology Company Limited to purchase the 5% ownership of Sureland Creation, based on the net asset value of Sureland Creation as of December 31, 2005. Transaction was completed on May 22, 2006, and Sureland Industrial now owns 100% of all its’ subsidiaries.

On June 12, 2006, the Beijing Administration for Industry and Commerce approved the conversion of Sureland Industrial from a joint stock company to a limited liability company. The registered capital remains unchanged at RMB 50,000,000.

Beijing Sureland Creation Fire Prevention Technology Co., Ltd. (“Sureland Creation”) was a subsidiary established in the PRC as a limited liability company on July 12, 2002. Upon the establishment of Sureland Creation, 95% and 5% of its registered capital were contributed, in cash, by Sureland Industrial and Mr. Zhao Shuang Rui, a non-executive director of Sureland Industrial, respectively. On November 29, 2002, Mr. Zhao Shuang Rui transferred all his equity interests in Sureland Creation to Beijing Xin Da Bei Technology Company Limited. On May 22, 2006, Beijing Xin Da Bei Technology Company Limited transferred all the equity interest in Sureland Creation to Sureland Industrial. From May 22, 2006 onwards, Sureland Industrial owns 100% of equity in Sureland Creation and all subsidiaries of Sureland Industrial.

Beijing Zhong Xiao Fire Safety Technology Co., Ltd. (“Beijing Zhong Xiao”) was a subsidiary of Sureland Industrial established in the PRC as a limited liability company on March 18, 2003. Upon its establishment, 80% and 20% of its registered capital were contributed by Sureland Industrial, partly in cash and partly in equipment and Sureland Creation in cash, respectively. The equipment contributed by Sureland Industrial consisted of certain machinery and office equipment with aggregate amount of approximately RMB1.2 million, being then the total carrying values of such assets in Sureland Industrial’s books.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background, (continued)

Beijing Ju An Construction Fire Safety Technology Co., Ltd. (“Beijing Ju An”) was a subsidiary of Sureland Industrial established in the PRC as a limited liability company on May 22, 2003. Upon its establishment, 60% and 40% of its registered capital were contributed, in cash, by Sureland Industrial and Sureland Creation, respectively.

Beijing Hua An Times Fire Safety Technology Co., Ltd. (“Beijing Hua An”) was a subsidiary of Sureland Industrial established in the PRC as a limited liability company on September 22, 2005 upon its establishment, 80% and 20% of its registered capital were contributed, in cash, by Sureland Industrial and Sureland Creation, respectively.

Note 2 – Summary of significant accounting policies

The reporting entity

The consolidated financial statements of China Fire Protection Group Inc. and Subsidiaries (referred to as the “Company”) reflect of 100% owned subsidiary, Sureland Industrial, 95% owned subsidiary, Sureland Creation, 99% owned subsidiary, Beijing Fire Safety, 98% owned subsidiary, Beijing Ju An Construction, and 99% owned subsidiary, Beijing Hua An. The consolidated financial statements have been presented as if the acquisition of the subsidiaries occurred at the beginning of 2004 due to the common management and ownership. The consolidated financial statements generally reflect only the activities of all five subsidiaries at their historical cost since the parent company, China Fire Protection Group, had no activities for the years ended December 31, 2005 and 2004.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the accounts of China Fire Protection Group and its subsidiaries (referred to as the “Company”). All material intercompany transactions and balances have been eliminated in the consolidation.

Minority interests represent the interests of outside shareholders in the results and net assets of the Company’s subsidiaries.

Balance sheet classifications

The Company include in current assets for accounts receivable under system contracting projects (principally retentions) that may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Revenue recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Company as follows:

1.	Revenue from system contracting projects comprises the agreed contract amount and appropriate amounts from variation orders, claims and incentive payments. Contract costs incurred comprise direct material, direct labor and an appropriate proportion of variable and fixed construction overheads. When the outcome of a system contracting project can be estimated reliably, revenue from the contract is recognized on the percentage of completion method, measured by reference to the proportion of contract costs incurred to date to the estimated total cost of the relevant contract.

2.	Revenue from product sales is recognized when the goods are delivered and title has passed. Product sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

3.	Revenue from the rendering of Maintenance Services is recognized when such services are provided.

4.	Interest income is recognized on a time proportion basis taking into account the principal outstanding and the effective interest rate applicable.

5.	Dividend income is recognized when the shareholders’ right to receive payment has been established.

6.	Provision is made for foreseeable losses as soon as they are anticipated by management.

7.	Where contract costs incurred to date plus recognized profits less recognized losses exceed progress billings, the surplus is treated as an amount due from contract consumers. Where progress billings exceed contract costs incurred to date plus recognized profits less recognized losses, the surplus is treated as an amount due to contract customers.

For the year ended December 31, 2005, revenue from system contracting projects and other, and revenue from product sales was $12,003,651 and $9,570,563, respectively.

For the year ended December 31, 2004, revenue from system contracting projects and other, and revenue from product sales was $10,173,249 and $6,283,945, respectively.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Revenue recognition, (continued)

The Company reviews SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” and concludes that the Company has been operating in one operating segment.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Historically, the Company has not entered any currency trading or hedging, although there is no assurance that the Company will not enter into such activities in the future.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders’ equity and amounted to $483,590 and $0 as of December 31, 2005 and 2004, respectively. The balance sheet amounts with the exception of equity at December 31, 2005 were translated at 8.06 RMB to 1.00 USD as compared to 8.26 RMB at December 31, 2004. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2005, and 2004 were 8.18 RMB and 8.26 RMB, respectively.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 5% residual value. The depreciation expense for the years ended December 31, 2005 and 2004 amounted to $521,348 and $460,120 respectively.

Estimated useful lives of the assets are as follows:

Useful Life

Buildings and improvement	40 years

Transportation equipment	5 years

Machinery	10 years

Office equipment	5 years

Furniture	5 years

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Plant and equipment, (continued)

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service.

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to buildings and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.

Plant and equipment consist of the following at December 31:

	2005	2004
Buildings and improvement	$1,872,866	$1,827,650
Transportation equipment	1,925,755	1,727,194
Machinery	559,150	498,014
Office equipment	863,334	716,871
Furniture	58,099	56,694
Construction in progress	146,370	—

Totals	5,425,574	4,826,423
Less accumulated depreciation	1,810,200	1,266,235

Totals	$3,615,374	$3,560,188

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from system contracting projects under the percentage of completion method and the allowance of doubtful accounts. Management evaluates all of its estimates and judgments on an on-going basis.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash (including restricted cash balances) in these banks at December 31, 2005 and 2004, amounted to $3,874,629 and $6,356,410, respectively of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted cash

Restricted cash represents cash required to be deposited to bank but subject to withdrawal with restrictions by its system contracting projects and product sales customers to guarantee its contracts will be performed. The deposit cannot be drawn or transferred by the Company until the restriction period expired. The amounts are $1,535,088 and $737,430 as of December 31, 2005 and 2004, respectively.

	2005	2004
Restricted cash
Product sales	$1,121,591	$541,899
System contracting projects	413,497	195,531

Total Restricted Cash	1,535,088	737,430

In light of the usefulness and nature of the restricted cash, the Company believes it is appropriate to consider the restricted cash as portion of working capital and the increase or decrease of the deposit are actually associated with operating, thus the net change of the restricted cash may be included in the section of cash flow from operating activity.

Inventories

Inventories are stated at the lower of cost or market, using weighted average method. Inventories consisted of the followings at December 31:

	2005	2004
Raw materials	$376,795	$121,739
Finished goods	1,943,152	928,065
Work in progress	79,965	127,656
Consumables	10,108	2,224

Totals	$2,410,020	$1,179,684

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Inventories, (continued)

Inventories consist of raw materials, work in progress, finished goods and consumables. Raw materials consist primarily of materials used in production. Finished goods consist primarily of equipments used in project contract. The cost of finished goods included direct costs of raw materials as well as direct labor used in production. Indirect production costs such as utilities and indirect labor related to production such as assembling, shipping and handling costs are also included in the cost of inventory. The Company reviews its inventory annually for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of December 31, 2005 and 2004, the Company has determined that no reserves are necessary.

Accounts receivable

Accounts receivable represents the products sales, maintenance services and system contracting projects with its customers that were on credit. The credit term is generally for a period of three months for major customers. Each customer has a maximum credit limit. The Company seeks to maintain strict control over its outstanding receivables and has a credit control department to minimize credit risk. Overdue balances are reviewed regularly by senior management.

Accounts receivable consists of the following at December 31:

	2005	2004
Accounts receivable:
Product sales	$4,724,947	$2,326,819
Maintenance services	358,392	309,028
System contracting projects	3,133,221	3,315,465

Total accounts receivable	8,216,560	5,951,312
Allowance for bad debts	(529,300)	(293,637)

Accounts receivable, net	$7,687,260	$5,657,675

Costs and estimated earnings in excess of billings

	As of December 31
	2005	2004
Contracts costs incurred plus recognized profits less recognized losses to date	$19,942,914	$7,848,921
Less progress billings	17,316,862	4,477,603

Costs and estimated earnings in excess of billings	$2,626,052	$3,371,318

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Costs and estimated earnings in excess of billings, (continued)

At December 31, 2005 and 2004, retentions held by customers of system contracting projects included in the Company’s accounts receivable amounted to $656,057 and $625,867, respectively. This balance represents portion of billings made by the Company but held for payment by the customer pending satisfactory completion of the project. Retaingage is generally collected within one year of the completion. At December 31, 2005 and 2004, retainage expected to be collected after December 31, 2006 and 2005 are $524,846 and $500,694, respectively.

At December 31, 2005 and 2004, advances received from customers for contract works relating to system contracting projects included in the Company’s customer deposits amounted to $838,123 and $617,745, respectively.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Intangible assets

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the Right) to use the land. The Company has acquired land use rights during the year ending in 1999 for a total amount of $635,757. The Company has the right to use this land for 50 years. As of December 31, 2005 and 2004, accumulated amortization amounted to $96,289 and $83,723, respectively. The costs of these rights are being amortized over fifty years using the straight-line method.

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.

Total amortization expense for the years ended December 31, 2005 and 2004 amounted to $12,691 and $12,566 respectively.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at December 31, 2005 and 2004.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Under the Income Tax Laws of PRC, the Company’s subsidiaries is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region where it allows enterprises a three-year income tax exemption and a 50% income tax reduction for the following three years.

In November 2000, with the foreign shareholder transferring all of its ownership in Sureland Industrial to certain PRC nationals and upon the approval of the Beijing Foreign Economic and Trade Commission, Sureland Industrial was converted from a Sino-foreign equity joint venture into a domestic limited liability company. Sureland Industrial itself had been subject to an income tax at an effective rate of 33%.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Income taxes, (continued)

The Company’s subsidiaries was established and registered in the New Technology Enterprise Development Zone, Beijing, PRC and are subject to the rate of 15% and have been certified by the relevant PRC authorities high technology enterprises. However pursuant to approval documents issued by the relevant tax bureau, all the subsidiaries have obtained the following additional tax benefits:

Sureland Creation was granted income tax exempt in the period between July 12, 2002 and December 31, 2004 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2005 to December 31, 2007.

Beijing Zhong Xiao was granted income tax exempt in the period between March 18, 2003 and December 31, 2005 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2006 to December 31, 2008.

Beijing Ju An Construction was granted income tax exempt in the period between May 2003 and December 31, 2005 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2006 to December 31, 2008.

Beijing Hua An was granted income tax exempt in the period between September 2005 and December 31, 2007 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 2008 to December 31, 2010.

The provision for income taxes for the years ended December 31, consisted of the following:

	2005	2004
Provision for China Income Tax	$184,473	$116,958
Provision for China Local Tax	18,447	11,696

Total provision for income taxes	$202,920	$128,654

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31:

	2005	2004
U.S. Statutory rates	34.0%	34.0
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	2.7	2.3

Total provision for income taxes	2.7%	2.3

The estimated tax savings for the years ended December 31, 2005 and 2004 amounted to $1,977,235 and $2,157,478, respectively.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Value Added Tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the contract and production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

Taxes payable

Taxes payable as of December 31, 2005 and 2004 consisted of the followings:

	2005	2004
VAT taxes (credit) payable	$(25,025)	$279,804
Income taxes payable	121,301	61,953
Sales taxes	445,889	338,604
Other taxes payable	61,846	53,067

Total	$604,011	$733,428

Recently issued accounting pronouncements

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. Management does not currently believe adoption will have a material impact on the Company’s financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “.under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements, (continued)

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee’s requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements, (continued)

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements” (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquire leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements’ useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements, (continued)

In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial position or results of operations.

Note 3 – Supplemental disclosure of cash flow information

Interest paid amounted to $0 and $0 for the years ended December 31, 2005 and 2004 respectively.

Income tax payments amounted to $148,874 and $214,792 for the years ended December 31, 2005 and 2004 respectively.

Note 4 – Notes receivable

Notes receivable represents trade accounts receivable due from various customers where the customers’ bank has guaranteed the payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit their request for payment to the customer’s bank earlier than the scheduled payment date. However, the Company will incur an interest charge and a processing fee when they submit the payment request early. The Company’s notes receivable is in the amount of $1,246,200 and $0 as of December 31, 2005 and 2004, respectively.

Note 5 – Prepayments and deferred expenses

Prepayments and deferred expenses are monies deposited or advanced to subcontractors to perform services on system contracting projects. Some subcontractors require a certain amount of money to be deposited as a guarantee payment in order for them start performing the services. Prepayments and deferred expenses also include monies deposited or advanced to vendors on future inventory purchases. Some of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchases on a timely basis. The total outstanding amount was $1,704,219 and $332,632 as of December 31, 2005 and 2004, respectively.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Customer deposits

Customer deposits represent amounts advanced by customers on product orders, maintenance services deposits and system contracting projects deposits. The product or service normally is shipped or performed within six months after receipt of the advance payment and the related sale is recognized in accordance with the Company’s revenue recognition policy. As of December 31, 2005 and 2004, customer deposits amounted to $1,707,220 and $883,105, respectively.

Note 7 – Related party transactions and contingencies

During June and July 2006, the Company issued 33,500 shares of common stock to the Original Shareholders in consideration of a promissory note payable totaling $10,087,527. As a result of this transaction, the Original Shareholders exercised control over the Company. In accordance with laws governing foreign acquisitions of a Chinese registered company, the total transfer consideration of $10,087,527 is required to be made within 1 year from July 19, 2006, the date of issuance of the Company’s business license.

Note 8 – Major customers and suppliers

The Company has five major customers which represent approximately 35% and 38% of the Company’s total sales for the years ended December 31, 2005 and 2004 respectively.

For the years ended December 31, 2005 and 2004, the Company purchases approximately 19% and 24%, respectively, of their raw materials from five major suppliers.

Note 9 – Minority interest

Minority interest represents the outside shareholders’ 5% interest in Sureland Creation, 1% interest in Beijing Zhong Xiao, 2% interest in Beijing Ju An and 2% interest in Beijing Hua An.

Note 10 – Other income and expenses, net

Other income and expense for the years ended December 31 consist of the following:

	2005	2004
Interest income	$46,453	$79,872
Other miscellaneous income	531,507	264,976
Other nonoperating expense	(287)	(545)

Total other income	$577,673	$344,303

Other miscellaneous income represents the valued-added tax and sales tax refunds from the local tax authority in PRC China.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Retirement plan

The Company and its subsidiaries which operate in the PRC are required to participate in a central pension scheme operated by the local municipal government. The Company is required to contribute 12% and 20% of its payroll costs to the central pension scheme in 2005 and 2004, respectively and has no further obligations for post-retirement benefits.

The contributions are charged to the income statement of the Company as they become payable in accordance with the rules of the scheme. The aggregate contributions of the Company to retirement benefit schemes amounted to $55,880 and $25,964 for the years ended December 31, 2005 and 2004, respectively.

Note 12 – Intercompany and minority interest distributions

On December 31, 2004 and 2005, the board of directors of Sureland Creation approved and declared dividends of USD 4,114,00 (RMB 34,000,000) and USD 2,728,000 (RMB 22,000,000), respectively.

On December 31, 2004 and 2005, the board of directors of Beijing Zhong Xiao approved and declared dividends of USD 1,573,000 (RMB 13,000,000) and USD 2,480,000 (RMB 20,000,000), respectively.

On December 31, 2004 and 2005, the board of directors of Beijing Ju An approved and declared dividends of USD 1,815,000 (RMB 15,000,000) and USD 1,984,000 (RMB 16,000,000), respectively.

The following table summarizes the dividend distributions in direct proportion to their ownership percentages:

Date		INTER- COMPANY	MINORITY SHAREHOLDER	TOTALS
December 31, 2003 Balance	RMB	5,599,285	1,700,000	7,299,285
December 31, 2003 Balance	USD	$677,514	$205,700	$883,214

Year Ended December 31,2004
Amount declared	RMB	60,300,000	1,700,000	62,000,000
Amount paid		—	(1,700,000)	(1,700,000)

December 31, 2004 Balance	RMB	65,899,285	1,700,000	67,599,285
December 31, 2004 Balance	USD	$7,973,813	$205,700	$8,179,513

Year Ended December 31,2005
Amount declared	RMB	56,900,000	1,100,000	58,000,000
Amount paid		—	—	—

December 31, 2005 Balance	RMB	122,799,285	2,800,000	125,599,285
December 31, 2005 Balance	USD	$15,227,111	$347,200	$15,574,311

The intercompany dividend payable amounted to $15,227,111 and $7,973,813 at December 31, 2005 and 2004, respectively, and has been eliminated within the consolidation.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Dividends and statutory reserves

On December 21, 2005 and December 31, 2005, the board of directors of Sureland Industrial approved and declared dividends of USD 12,400,000 (RMB 100,000,000) and USD 992,000 (RMB 8,000,000), respectively.

The dividends paid or declared by the Company to its Original Shareholders in respect of each of the relevant periods were as follows.

	Year Ended December 31
	2005	2004
Dividend payable to original shareholders, beginning	$1,300,750	$3,390,420
Dividend declared to original shareholders	13,392,000
Dividend paid to original shareholders	(6,293,000)	(2,089,670)

Dividend payable to original shareholders, ending	8,399,750	1,300,750
Dividend payable to minority interest shareholders, ending	347,200	205,700
Foreign currency translation loss	32,250

Total dividend payable	$8,779,200	$1,506,450

The payment of future dividends will be determined and proposed by the Company’s board of directors. The payment of dividends will depend upon, among other things, the future earnings, capital requirements and financial condition and general business conditions of the Company.

The laws and regulations of the People’s Republic of China require that before an enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include surplus reserve fund, common welfare fund, and the enterprise fund.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. For the years ended December 31, 2005 and 2004 the Company transferred $608,158, and $633,212, respectively, representing 10% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Dividends and statutory reserves, (continued)

Common welfare fund

The Company is required to transfer 5% to 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. For the year ended December 31, 2005, the Company transferred $304,079 and $316,606 respectively, representing 5% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders.

Starting on January 1, 2006, the PRC accounting rules and regulations does not require the company to transfer 5% to 10% of its net income to the statutory common welfare fund. The outstanding common welfare fund as of December 31, 2005 will be transferring to surplus reserve fund.

Enterprise fund

The enterprise fund may be used to acquire plant and equipment or to increase the working capital to expend on production and operation of the business. No minimum contribution is required and the company did not make any contribution to this fund during 2005.

Note 14 – Commitments

Operating lease commitments

At December 31, 2005, the Company has the following total future minimum lease payments under an operating lease:

Year Ended December 31,	Amount
2006	156,119
2007	157,235
2008	13,103
Thereafter	—

This operating lease is under a three year term and it is cancelable with three months prior notice. Total rent expense for the years ended December 31, 2005 and 2004 amounted to $129,939 and $0, respectively.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 – Subsequent event

Reorganization

On May 22, 2006, Beijing Xin Da Bei Technology Company Limited transferred all the equity interest in Sureland Creation to Sureland Industrial. From May 22, 2006 onwards, Sureland Industrial owns 100% of equity in all subsidiaries.

On June 19, 2006, the Company entered a sales and purchase agreement with the existing five shareholders (Original Shareholders) of Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”) which agreed to transfer their 100% ownership in Sureland Industrial to the Company. The total purchase consideration was $10,087,527 which was determined based upon the net asset value of Sureland Industrial as of December 31, 2005. On July 18, 2006, this transfer was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and

Commerce of the People’s Republic of China, (“PRC”) was completed on July 18, 2006. As a result of this transfer, the Company became the 100% shareholder of Sureland Industrial as June 19, 2006. In accordance with laws governing foreign acquisitions of a Chinese registered company, the total transfer consideration of $10,087,527 is required to be made within 1 year from the date of issuance of the business license.

On June 22, 2006, the Company signed a sales and purchase agreement with the existing two shareholders, Sureland Industrial and Vyle Investment Inc., to become 100% shareholder of Sureland Equipment. The purchase price was based on the registered capital of Sureland Equipment. On August 4, 2006, this transaction was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on August 15, 2006.

Sureland Industrial Fire Equipment Co., Ltd. (“Sureland Equipment”) was established as a Sino-foreign equity joint venture in Beijing, the People’s Republic of China (the PRC) on April 12, 2006 with a registered capital USD 660,000. Upon its establishment, 75% and 25% of its registered capital were contributed, in cash, by Sureland Industrial and Vyle Investment Inc., respectively.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 – Subsequent event, (continued)

Reorganization, (continued)

The following is a list of subsidiaries which the Company has direct and indirect ownerships after reorganization:

Subsidiaries	Place and date of incorporation	Registered capital	Ownership
Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”)	The People’s Republic of China, February 22, 1995	RMB 50,000,000	100.0%

Beijing Sureland Creation Fire Prevention Technology Co., Ltd. (“Sureland Creation”)	The People’s Republic of China, July 12, 2002	RMB 5,000,000	100.0%

Beijing ZhongXiao Fire Safety Technology Co., Ltd. (“Beijing Zhong Xiao”)	The People’s Republic of China, March 18, 2003	RMB 5,000,000	100.0%

Beijing Ju An Construction Fire Safety Technology Co., Ltd. (“Beijing Ju An”)	The People’s Republic of China, May 22, 2003	RMB 5,000,000	100.0%

Beijing Hua An Times Fire Safety Technology Co., Ltd. (“Beijing Hua An”)	The People’s Republic of China, September 22, 2005	RMB 5,000,000	100.0%

Sureland Industrial Fire Equipment Co., Ltd. (“Sureland Equipment”)	The People’s Republic of China, April 12, 2006	USD $ 660,000	100.0%

During June and July 2006, the Company issued 33,500 shares of common stock to the Original Shareholders in consideration of a promissory note payable totaling $10,087,527, and the total number of shares outstanding in the Company is 33,500. As a result of this transaction, the Original Shareholders exercised control over the Company.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 – Subsequent event, (continued)

Reverse acquisition

On October 27, 2006, Unipro Financial Services, Inc. (“Unipro”), a Florida corporation, acquired 100% of the equity interests in the Company from the shareholders of the Company in exchange for 701,538.46 shares of the Company’s Series A Convertible Preferred Stock (“Convertible Stock”). The Convertible Preferred Stock will automatically be converted to 22,800,000 shares of Common Stock when an amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock, which has already been adopted by shareholders acting by consent.

On October 27, 2006, Unipro entered into and closed a Securities Purchase Agreement (“SPA”) with the Company and certain Investors (the “Investors”). Under the SPA, Unipro sold (i) an aggregate of 1,538,604 shares of Common Stock (the “Common Stock”), at a purchase price of $3.25 per share, (ii) Series A Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise prices of $3.58 per share (“Series A Warrants”) and (iii) Series B Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise prices of $4.88 per share (“Series B Warrants”). Under the SPA, certain Investors received right to purchase, before December 11, 2006, an aggregate of 923,077 shares of Common Stock (subject to customary adjustments) at $3.25 per share and an aggregate of 184,615 Series A Warrants and 184,615 Series B Warrants. In connection with the SPA, Unipro granted to H.C. Wainwright & Co., Inc., the placement agent, warrants to purchase 115,395 shares at $3.25 per share.

Stock Option Plan

Effective July 1, 2006, the Company adopted a stock option plan. Under this plan, which expires on June 30, 2016, the Company granted stock options to the executives and management team of Sureland Industrial to purchase up to 750,000 shares of common stock of the Company at a price of $1.25 per share. The vesting schedule of this stock option plan is as follows, 50% of the total number of shares granted is vested immediately from the date of the grant. The remaining 50% of the total number of shares grated shall be vested every quarter over the next two years from the vesting commencement date. The amount of shares vested every quarter is 1/16 of the total number of shares granted. This option is terminated three months after ceasing of employment relationship.

The Company entered into a security exchange agreement with Unipro on October 27, 2006. Based upon this agreement, effective October 27, 2006, stock options granted by the Company shall be converted into 750,000 options to purchase Unipro common stock, $0.001 par value, on the same terms and conditions as the original stock option plan adopted by the Company.

See report of independent registered public accounting firm.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

A S S E T S
	June 30, 2006	December 31, 2005
	Unaudited
CURRENT ASSETS:
Cash	$2,033,443	$2,357,399
Restricted cash	1,516,877	1,535,088
Accounts receivable, net of allowance for doubtful accounts of $648,448 and $529,300 as of June 30, 2006 and December 31, 2005, respectively	8,763,750	7,687,260
Notes receivable	464,492	1,246,200
Other receivables	921,677	726,484
Inventories	3,334,147	2,410,020
Costs and estimated earnings in excess of billings	7,283,196	2,626,052
Employee advances	1,610,819	1,325,035
Prepayments and deferred expenses	1,947,087	1,704,219

Total current assets	27,875,488	21,617,757

PLANT AND EQUIPMENT, net	3,715,703	3,615,374

OTHER ASSETS:
Long term investment	489,557	—
Deferred expenses – non current	49,843	59,238
Intangible assets – land use right, net of accumulated amortization	536,326	539,468

Total other assets	1,075,726	598,706

Total assets	$32,666,917	$25,831,837

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y
CURRENT LIABILITIES:
Accounts payable	$4,668,931	$3,950,144
Short term bank loan	2,504,000	—
Customer deposits	4,827,995	1,707,220
Other payables	689,836	260,874
Investment payable	10,087,527	10,087,527
Accrued liabilities	1,968,926	365,131
Dividend payable	1,001,600	8,779,200
Taxes payable	814,389	604,011

Total current liabilities	26,563,204	25,754,107

MINORITY INTEREST	—	77,730

SHAREHOLDERS' EQUITY:
Common stock, $1 par value, 50,000 shares authorized, 2,000 and 2,000 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	2,000	2,000
Additional paid-in-capital	6,243,058	6,078,058
Statutory reserves	3,458,325	3,458,325
Retained earnings	5,883,590	65,554
Owner contribution receivable	(10,087,527)	(10,087,527)
Accumulated other comprehensive income	604,267	483,590

Total shareholders' equity	6,103,713	—

Total liabilities and shareholders' equity	$32,666,917	$25,831,837

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Unaudited)

	2006	2005
REVENUES	$15,326,973	$9,162,595

COST OF REVENUES	7,025,890	2,623,372

GROSS PROFIT	8,301,083	6,539,223

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,614,792	2,166,412

INCOME FROM OPERATIONS	5,686,291	4,372,811

OTHER INCOME, NET OF OTHER EXPENSES	188,545	105,143

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	5,874,836	4,477,954

PROVISION FOR INCOME TAXES	56,800	48,718

NET INCOME BEFORE MINORITY INTEREST	5,818,036	4,429,236

MINORITY INTEREST	—	68,457

NET INCOME	5,818,036	4,360,779

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	120,677	—

COMPREHENSIVE INCOME	$5,938,713	$4,360,779

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Common Stock	Additional paid-in capital	Statutory reserves	Retained earnings	Owner contribution receivable	Accumulated other comprehensive income	Totals
BALANCE, December 31, 2004	$2,000	$6,078,058	$2,546,088	$7,097,657	$(10,087,527)	$—	$5,636,276

Net income				4,360,779			4,360,779

BALANCE, June 30, 2005 (unaudited)	$2,000	$6,078,058	$2,546,088	$11,458,436	$(10,087,527)	$—	$9,997,055

Net income				2,911,355			2,911,355
Adjustment to statutory reserves			912,237	(912,237)			—
Dividend declared				(13,392,000)			(13,392,000)
Foreign currency translation gain						483,590	483,590

BALANCE, December 31, 2005	$2,000	$6,078,058	$3,458,325	$65,554	$(10,087,527)	$483,590	$—

Net income				5,818,036			5,818,036
Investment in Sureland Industrial Fire		165,000					165,000
Equipment Co., Ltd.
Foreign currency translation gain						120,677	120,677

BALANCE, June 30, 2006 (unaudited)	$2,000	$6,243,058	$3,458,325	$5,883,590	$(10,087,527)	$604,267	$6,103,713

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,818,036	$4,360,779
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Minority Interest	—	68,457
Depreciation	266,542	243,485
Amortization	3,236	6,283
Loss on disposal of equipment	38,119	—
(Increase) decrease in assets:
Restricted cash	32,914	(141,338)
Accounts receivable	(997,455)	(1,665,434)
Notes receivable	790,091	(605,000)
Other receivables	(187,291)	(1,206,970)
Inventories	(896,631)	(818,963)
Costs and estimated earnings in excess of billings	(4,610,274)	(1,296,982)
Employee advances	(271,697)	(916,153)
Prepayments and deferred expenses	(215,405)	(595,772)
Increase (decrease) in liabilities:
Accounts payable	677,407	262,034
Customer deposits	3,089,873	34,125
Other payables	158,765	(95,133)
Accrued liabilities	1,592,848	120,060
Taxes payable	203,585	7,823

Net cash provided by (used in) operating activities	5,492,663	(2,238,699)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for long term investment	(299,711)	—
Additions to equipment	(182,373)	(174,054)
Additions to construction in progress	(231,510)	—
Cash proceeds from sale of equipment	8,392	—

Net cash used in investing activities	(705,202)	(174,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend distributions to shareholders	(7,488,000)	—
Dividend distributions to minority interest shareholder	(348,040)	—
Cash proceeds from note payables	2,496,000	—
Cash proceeds from increase in paid-in capital	165,000

Net cash used in financing activities	(5,175,040)	—

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	63,623	—

DECREASE IN CASH	(323,956)	(2,412,753)

CASH, beginning of year	2,357,399	5,626,498

CASH, end of year	$2,033,443	$3,213,745

Non-cash transactions:

Long term investment acquired through other payable	$187,578	$—

Minority interest shares acquired through other payable	$78,119	$—

The accompanying notes are an integral part of this statement.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background

China Fire Protection Group Inc. (the “Company”) was incorporated in the British Virgin Islands as a limited liability company on June 2, 2006. The Company, through its subsidiaries is engaged in the design, development, manufacturing and sales of fire protection products and services for industrial customers in China.

On June 19, 2006, the Company entered a sales and purchase agreement with the existing five shareholders (“Original Shareholders”) of Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”) which agreed to transfer their 100% ownership in Sureland Industrial to the Company. The total purchase consideration was $10,087,527 which was determined based upon the net asset value of Sureland Industrial as of December 31, 2005. On July 18, 2006, this transfer was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on July 18, 2006. As a result of this transfer, the Company became the 100% shareholder of Sureland Industrial as July 19, 2006. In accordance with laws governing foreign acquisitions of a Chinese registered company, the total transfer consideration of $10,087,527 is required to be made within 1 year from the date of issuance of the business license.

During June and July 2006, the Company issued 33,500 shares of common stock to the Original Shareholders in consideration of a promissory note payable totaling $10,087,527 and the total number of shares outstanding in the Company is 33,500. As a result of this transaction, the Original Shareholders exercised control over the Company.

The purchase of Sureland Industrial and the issuance of the Company’s common stock has been accounted for as a reverse acquisition as a recapitalization under common control. The assets and liabilities transferred have been accounted for at historical cost. The consolidated financial statements have been presented as if the acquisition of the subsidiary occurred at the beginning of 2004.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background, (continued)

The consolidated financial statements as of December 31, 2005 have been presented as if China Fire Protection Group has direct and indirect ownerships in the following entities:

Subsidiaries	Place and date of incorporation	Registered capital	Ownership
Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”)	The People’s Republic of China, February 22, 1995	RMB 50,000,000	100.0%
Beijing Sureland Creation Fire Prevention Technology Co., Ltd. (“Sureland Creation”)	The People’s Republic of China, July 12, 2002	RMB 5,000,000	95.0%
Beijing ZhongXiao Fire Safety Technology Co., Ltd. (“Beijing ZhongXiao”)	The People’s Republic of China, March 18, 2003	RMB 5,000,000	99.0%
Beijing Ju An Construction Fire Safety Technology Co., Ltd. (“Beijing Ju An”)	The People’s Republic of China, May 22, 2003	RMB 5,000,000	98.0%
Beijing Hua An Times Fire Safety Technology Co., Ltd. (“Beijing Hua An”)	The People’s Republic of China, September 22, 2005	RMB 5,000,000	99.0%

Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”) was established as a Sino-foreign equity joint venture in Beijing, the People’s Republic of China (the PRC) on February 22, 1995 with a registered capital RMB 2,000,000. Sureland Industrial and its subsidiaries in China principally engage in the design, development, manufacturing and sale of fire protection products and services for industrial customers in China.

In October 1997, the registered capital of Sureland Industrial was increased and revised from RMB 2,000,000 to USD $1,500,000 through the additional capital injection by the respective joint venture partners.

In July 1999, the registered capital of Sureland Industrial was further increased to USD $2,000,000 (RMB 16,600,000) through the additional contributions from the respective joint venture partners.

In November 2000, with the foreign shareholder transferring all of its ownership in Sureland Industrial to certain PRC nationals and upon the approval of the Beijing Foreign Economic and Trade Commission, Sureland Industrial was converted from a Sino-foreign equity joint venture into a domestic limited liability company.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background, (continued)

In December 2001, pursuant to a shareholders’ resolution, the registered capital of Sureland Industrial was increased from RMB 16,600,000 to RMB 20,750,000, the increased portion was fully subscribed and paid by a PRC domestic company in cash of RMB 9,000,000.

On April 11, 2002, the Beijing People’s Government Economic System Restructuring Office approved the conversion of Sureland Industrial from a limited liability company to a joint stock company with limited liability, by converting at the ratio of 1 to 1, based upon the audited net assets of Sureland Industrial of RMB 50,000,000 as of December 31, 2001, determined in accordance with PRC accounting principles and regulations, into the registered capital of Sureland Industrial. At its establishment on April 28, 2002, the registered capital of Sureland Industrial was RMB 50, 000,000 divided into 50,000,000 domestic shares of RMB 1.00 each.

On April 3, 2006, Sureland Industrial signed a sales and purchase agreement with Beijing Xin Da Bei Technology Company Limited to purchase the 5% ownership of Sureland Creation, based on the net asset value of Sureland Creation as of December 31, 2005. Transaction was completed on May 22, 2006, and Sureland Industrial now owns 100% of all its’ subsidiaries.

On June 12, 2006, the Beijing Administration for Industry and Commerce approved the conversion of Sureland Industrial from a joint stock company to a limited liability company. The registered capital remains unchanged at RMB 50,000,000.

Beijing Sureland Creation Fire Prevention Technology Co., Ltd. (“Sureland Creation”) was a subsidiary established in the PRC as a limited liability company on July 12, 2002. Upon the establishment of Sureland Creation, 95% and 5% of its registered capital were contributed, in cash, by Sureland Industrial and Mr. Zhao Shuang Rui, a non-executive director of Sureland Industrial, respectively. On November 29, 2002, Mr. Zhao Shuang Rui transferred all his equity interests in Sureland Creation to Beijing Xin Da Bei Technology Company Limited. On May 22, 2006, Beijing Xin Da Bei Technology Company Limited transferred all the equity interest in Sureland Creation to Sureland Industrial. From May 22, 2006 onwards, Sureland Industrial owns 100% of equity in Sureland Creation and all subsidiaries of Sureland Industrial.

Beijing Zhong Xiao Fire Safety Technology Co., Ltd. (“Beijing Zhong Xiao”) was a subsidiary of Sureland Industrial established in the PRC as a limited liability company on March 18, 2003. Upon its establishment, 80% and 20% of its registered capital were contributed by Sureland Industrial, partly in cash and partly in equipment and Sureland Creation in cash, respectively. The equipment contributed by Sureland Industrial consisted of certain machinery and office equipment with aggregate amount of approximately RMB 1.2 million, being then the total carrying values of such assets in Sureland Industrial’s books.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background, (continued)

Beijing Ju An Construction Fire Safety Technology Co., Ltd. (“Beijing Ju An”) was a subsidiary of Sureland Industrial established in the PRC as a limited liability company on May 22, 2003. Upon its establishment, 60% and 40% of its registered capital were contributed, in cash, by Sureland Industrial and Sureland Creation, respectively.

Beijing Hua An Times Fire Safety Technology Co., Ltd. (“Beijing Hua An”) was a subsidiary of Sureland Industrial established in the PRC as a limited liability company on September 22, 2005 upon its establishment, 80% and 20% of its registered capital were contributed, in cash, by Sureland Industrial and Sureland Creation, respectively.

Sureland Industrial Fire Equipment Co., Ltd. (“Sureland Equipment”) was established as a Sino-foreign equity joint venture in Beijing, the People’s Republic of China (the PRC) on April 12, 2006 with a registered capital USD 660,000. Upon its establishment, 75% and 25% of its registered capital were contributed, in cash, by Sureland Industrial and Vyle Investment Inc., respectively. On June 22, 2006, the Company signed a sales and purchase agreement with the existing two shareholders, Sureland Industrial and Vyle Investment Inc., to become 100% shareholder of Sureland Equipment. The purchase price was based on the registered capital of Sureland Equipment. On August 4, 2006, this transaction was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on August 15, 2006.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Background, (continued)

The consolidated financial statements as of and for the six months ended June 30, 2006 have been presented as if China Fire Protection Group has direct and indirect ownerships in the following entities:

Subsidiaries	Place and date of incorporation	Registered capital	Ownership
Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”)	The People’s Republic of China, February 22, 1995	RMB 50,000,000	100.0%
Beijing Sureland Creation Fire Prevention Technology Co., Ltd. (“Sureland Creation”)	The People’s Republic of China, July 12, 2002	RMB 5,000,000	100.0%
Beijing ZhongXiao Fire Safety Technology Co., Ltd. (“Beijing Zhong Xiao”)	The People’s Republic of China, March 18, 2003	RMB 5,000,000	100.0%
Beijing Ju An Construction Fire Safety Technology Co., Ltd. (“Beijing Ju An”)	The People’s Republic of China, May 22, 2003	RMB 5,000,000	100.0%
Beijing Hua An Times Fire Safety Technology Co., Ltd. (“Beijing Hua An”)	The People’s Republic of China, September 22, 2005	RMB 5,000,000	100.0%
Sureland Industrial Fire Equipment Co., Ltd. (“Sureland Equipment”)	The People’s Republic of China, April 12, 2006	USD 660,000	100.0%

Note 2 – Summary of significant accounting policies

The reporting entity

The consolidated financial statements of China Fire Protection Group Inc. and Subsidiaries (referred to as the Company) reflect of 100% owned subsidiary, Sureland Industrial, 100% owned subsidiary, Sureland Creation, 100% owned subsidiary, Beijing Fire Safety, 100% owned subsidiary, Beijing Ju An Construction, 100% owned subsidiary, Beijing Hua An, and 100% owned subsidiary, Sureland Equipment. The consolidated financial statements have been presented as if the acquisition of the subsidiaries occurred at the beginning of 2004 due to the common management and ownership. The consolidated financial statements generally reflect only the activities of all six subsidiaries at their historical cost since the parent company; China Fire Protection Group had no activities for the three years ended December 31, 2005.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the accounts of China Fire Protection Group and its subsidiaries (referred to as the “Company”). All material intercompany transactions and balances have been eliminated in the consolidation.

Minority interests represent the interests of outside shareholders in the results and net assets of the Company’s subsidiaries.

Balance sheet classifications

The Company include in current assets for accounts receivable under system contracting projects (principally retentions) that may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

Revenue recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Company as follows:

1.	Revenue from system contracting projects comprises the agreed contract amount and appropriate amounts from variation orders, claims and incentive payments. Contract costs incurred comprise direct material, direct labor and an appropriate proportion of variable and fixed construction overheads. When the outcome of a System Contracting Project can be estimated reliably, revenue from the contract is recognized on the percentage of completion method, measured by reference to the proportion of contract costs incurred to date to the estimated total cost of the relevant contract.

2.	Revenue from product sales is recognized when the goods are delivered and title has passed. Product sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

3.	Revenue from the rendering of Maintenance Services is recognized when such services are provided.

4.	Interest income is recognized on a time proportion basis taking into account the principal outstanding and the effective interest rate applicable.

5.	Dividend income is recognized when the shareholders’ right to receive payment has been established.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Revenue recognition, (continued)

6.	Provision is made for foreseeable losses as soon as they are anticipated by management.

7.	Where contract costs incurred to date plus recognized profits less recognized losses exceed progress billings, the surplus is treated as an amount due from contract consumers. Where progress billings exceed contract costs incurred to date plus recognized profits less recognized losses, the surplus is treated as an amount due to contract customers.

For the six months ended June 30, 2006, revenue from system contracting projects and other, and revenue from product sales was $10,103,385 and $5,223,588, respectively.

For the six months ended June 30, 2005, revenue from system contracting projects and other, and revenue from product sales was $5,330,029 and $3,832,566, respectively.

The Company reviews SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” and concludes that the Company has been operating in one operating segment.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Historically, the Company has not entered any currency trading or hedging, although there is no assurance that the Company will not enter into such activities in the future.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders’ equity and amounted to $120,677 and $0 as of June 30, 2006 and 2005, respectively. The balance sheet amounts with the exception of equity at June 30, 2006 were translated at 7.99 RMB to $1.00 USD as compared to 8.06 RMB at December 31, 2005. The equity accounts were stated at their historical rate. The average translation rate of 8.02 RMB to $1.00 USD for the six months ended June 30, 2006 was applied to income statement accounts.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 5% residual value. The depreciation expense for the six months ended June 30, 2006 and 2005 amounted to $266,542 and $243,485 respectively.

Estimated useful lives of the assets are as follows:

Useful Life
Buildings and improvement	40 years
Transportation equipment	5 years
Machinery	10 years
Office equipment	5 years
Furniture	5 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service.

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to buildings and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2006, the Company expects these assets to be fully recoverable.

Plant and equipment consist of the following at:

	June 30, 2006	December 31, 2005
Buildings and improvement	$1,890,991	$1,872,866
Transportation equipment	1,801,688	1,925,755
Machinery	679,288	559,150
Office equipment	905,998	863,334
Furniture	58,662	58,099
Construction in progress	380,374	146,370

Totals	5,717,001	5,425,574
Less accumulated depreciation	2,001,298	1,810,200

Totals	$3,715,703	$3,615,374

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from system contracting projects under the percentage of completion method and the allowance of doubtful accounts. Management evaluates all of its estimates and judgments on an on-going basis.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash (including restricted cash balances) in these banks at June 30, 2006 and December 31, 2005, amounted to $3,440,600 and $3,874,629 respectively of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted cash

Restricted cash represents cash required to be deposited to bank but subject to withdrawal with restrictions by its system contracting projects and product sales customers to guarantee its contracts will be performed. The deposit cannot be drawn or transferred by the Company until the restriction period expired. The amounts are $1,516,877 and $1,535,088 as of June 30, 2006 and December 31, 2005, respectively.

	June 30 2006	December 31 2005
Restricted cash
Product sales	$860,203	$1,121,591
System contracting projects	656,674	413,497

Total restricted cash	1,516,877	1,535,088

In light of the usefulness and nature of the restricted cash, the Company believes it is appropriate to consider the restricted cash as portion of working capital and the increase or decrease of the deposit are actually associated with operating, thus the net change of the restricted cash may be included in the section of cash flow from operating activity.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Inventories

Inventories are stated at the lower of cost or market, using weighted average method. Inventories consisted of the followings at:

	June 30, 2006	December 31, 2005
Raw materials	$281,996	$376,795
Finished goods	2,953,592	1,943,152
Work in progress	96,917	79,965
Consumables	1,642	10,108

Totals	$3,334,147	$2,410,020

Inventories consist of raw materials, work in progress, finished goods and consumables. Raw materials consist primarily of materials used in production. Finished goods consist primarily of equipments used in project contract. The cost of finished goods included direct costs of raw materials as well as direct labor used in production. Indirect production costs such as utilities and indirect labor related to production such as assembling, shipping and handling costs are also included in the cost of inventory. The Company reviews its inventory annually for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of June 30, 2006 and December 31, 2005, the Company has determined that no reserves are necessary.

Accounts receivable

Accounts receivable represents the products sales, maintenance services and system contracting projects with its customers that were on credit. The credit term is generally for a period of three months for major customers. Each customer has a maximum credit limit. The Company seeks to maintain strict control over its outstanding receivables and has a credit control department to minimize credit risk. Overdue balances are reviewed regularly by senior management.

Accounts receivable consists of the following as of June 30, 2006 and December 31, 2005:

	June 30 2006	December 31 2005
Accounts receivable:
Product sales	$3,993,461	$4,724,947
Maintenance services	445,012	358,392
System contracting projects	4,973,725	3,133,221

Total accounts receivable	9,412,198	8,216,560
Allowance for bad debts	(648,448)	(529,300)

Accounts receivable, net	$8,763,750	$7,687,260

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Costs and estimated earnings in excess of billings

	June 30 2006	December 31 2005
Contracts costs incurred plus recognized profits less recognized losses to date	$27,663,811	$19,942,914
Less progress billings	20,380,615	17,316,862

Costs and estimated earnings in excess of billings	$7,283,196	$2,626,052

At June 30, 2006 and December 31, 2005, retentions held by customers of system contracting projects included in the Company’s accounts receivable amounted to $764,635 and $656,057, respectively. This balance represents portion of billings made by the Company but held for payment by the customer pending satisfactory completion of the project. Retaingage is generally collected within one year of the completion. At June 30, 2006 and December 31, 2005, retainage expected to be collected beyond June 30, 2007 and December 31, 2006 are $611,708 and $524,846, respectively.

At June 30, 2006 and December 31, 2005, advances received from customers for contract works relating to system contracting projects included in the Company’s customer deposits amounted to $3,163,913 and $838,123, respectively.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Intangible assets

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the Right) to use the land. The Company has acquired land use rights during the year ending in 1999 for a total amount of $635,757. The Company has the right to use this land for 50 years. As of June 30, 2006 and December 31, 2005, accumulated amortization amounted to $99,431 and $96,289, respectively. The costs of these rights are being amortized over fifty years using the straight-line method.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Intangible assets, (continued)

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.

Total amortization expense for the six months ended June 30, 2006 and 2005 amounted to $3,236 and $6,283, respectively.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at June 30, 2006 and 2005.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies, (continued)

Income taxes, (continued)

Under the Income Tax Laws of PRC, the Company’s subsidiaries is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region where it allows enterprises a three-year income tax exemption and a 50% income tax reduction for the following three years, or the enterprise is a manufacturing related joint venture with a foreign enterprises or a wholly owned subsidiary of a foreign enterprise, where it allows enterprises a two-year income tax exemption and a 50% income tax reduction for the following three years.

In November 2000, with the foreign shareholder transferring all of its ownership in Sureland Industrial to certain PRC nationals and upon the approval of the Beijing Foreign Economic and Trade Commission, Sureland Industrial was converted from a Sino-foreign equity joint venture into a domestic limited liability company. Sureland Industrial itself had been subject to an income tax at an effective rate of 33%.

The Company’s subsidiaries, Sureland Creation, Beijing Zhong Xiao, Beijing Ju An Construction, and Beijing Hua An, was established and registered in the New Technology Enterprise Development Zone, Beijing, PRC and are subject to the rate of 15% and have been certified by the relevant PRC authorities high technology enterprises. However pursuant to approval documents issued by the relevant tax bureau, all the subsidiaries have obtained the following additional tax benefits:

Sureland Creation was granted income tax exempt in the period between July 12, 2002 and December 31, 2004 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2005 to December 31, 2007.

Beijing Zhong Xiao was granted income tax exempt in the period between March 18, 2003 and December 31, 2005 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2006 to December 31, 2008.

Beijing Ju An Construction was granted income tax exempt in the period between May 2003 and December 31, 2005 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 1, 2006 to December 31, 2008.

Beijing Hua An was granted income tax exempt in the period between January 1, 2006 and December 31, 2008 and is entitled to a 50% deduction of the special income tax rate of 15% which is a rate of 7.5% from January 2009 to December 31, 2011.

The Company’s subsidiary, Sureland Equipment, is a wholly owned subsidiary of a foreign enterprise. Sureland Equipment was granted income tax exempt in the period between April 2006 and December 31, 2007 and is entitled to a 50% deduction of the special income tax rate of 33% which is a rate of 16.5% from January 2008 to December 31, 2010.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies, (continued)

Income taxes, (continued)

The provision for income taxes for the six months ended June 30, 2006 and 2005 consisted of the following:

	2006	2005
Provision for China Income Tax	$51,636	$44,289
Provision for China Local Tax	5,164	4,429

Total provision for income taxes	$56,800	$48,718

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30:

	2006	2005
U.S. Statutory rates	34.0%	34.0
Foreign income not recoginized in USA	(34.0)	(34.0)
China income taxes	1.0	1.1

Total provision for income taxes	1.0%	1.1

The estimated tax savings for the six months ended June 30, 2006 and 2005 amounted to $1,538,088 and $1,149,668, respectively.

Value Added Tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the contract and production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

Taxes payable

Taxes payable as of June 30, 2006 and December 31, 2005 consisted of the followings:

	June 30 2006	December 31 2005
VAT taxes payable (credit)	$116,292	$(25,025)
Income taxes payable	54,146	121,301
Sales taxes	574,664	445,889
Other taxes payable	69,287	61,846

Total	$814,389	$604,011

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company adoption of SFAS No. 154 did not have a material impact on its results of operations, financial position or cash flows as there were no transactions subject to the provision of FASB No. 154 that occurred during the period.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements” (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquire leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements’ useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company adoption of EITF 05-06 did not have a material impact on its consolidated results of operations.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements, (continued)

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”). FAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as, clarifies that beneficial interests in securitized financial assets are subject to FAS 133. In addition, FAS 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under FAS 140. FAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 155 is not expected to have a material effect on the Company’s financial position or results of operations.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements, (continued)

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted. The adoption of SFAS No. 156 is not expected to have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007. The adoption of this interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

Note 3 - Supplemental disclosure of cash flow information

Interest paid amounted to $43,019 and $0 for the six months ended June 30, 2006 and 2005 respectively.

Income tax payments amounted to $124,030 and $61,785 for the six months ended June 30, 2006 and 2005 respectively.

Note 4 – Notes receivable

Notes receivable represents trade accounts receivable due from various customers where the customers’ bank has guaranteed the payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit their request for payment to the customer’s bank earlier than the scheduled payment date. However, the Company will incur an interest charge and a processing fee when they submit the payment request early. The Company’s notes receivable is in the amount of $464,492 and $1,246,200 as of June 30, 2006 and December 31, 2005, respectively.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Prepayments and deferred expenses

Prepayments and deferred expenses are monies deposited or advanced to subcontractors to perform services on System Contracting Projects. Some subcontractors require a certain amount of money to be deposited as a guarantee payment in order for them start performing the services. Prepayments and deferred expenses also include monies deposited or advanced to vendors on future inventory purchases. Some of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchases on a timely basis. The total outstanding amount was $1,947,087 and $1,704,219 as of June 30, 2006 and December 31, 2005, respectively.

Note 6 – Short term bank loan

Short term bank loan represent amounts due to a bank and are normally due within one year. Short term bank loan payable at June 30, 2006 consisted of the following:

Loan from Agriculture Bank, due on September 29, 2006, annual interest at 5.22%	$2,504,000

Note 7 – Customer deposits

Customer deposits represent amounts advanced by customers on product orders, maintenance services deposits and system contracting projects deposits. The product or service normally is shipped or performed within six months after receipt of the advance payment and the related sale is recognized in accordance with the Company’s revenue recognition policy. As of June 30, 2006 and December 31, 2005, customer deposits amounted to $4,827,995 and $1,707,220, respectively.

Note 8 – Related party transactions and contingencies

During June and July 2006, the Company issued 33,500 shares of common stock to the Original Shareholders in consideration of a promissory note payable totaling $10,087,527. As a result of this transaction, the Original Shareholders exercised control over the Company. In accordance with laws governing foreign acquisitions of a Chinese registered company, the total transfer consideration of $10,087,527 is required to be made within 1 year from July 19, 2006, the date of issuance of the Company’s business license.

Note 9 – Major customers and suppliers

The Company has five major customers which represent approximately 51% and 39% of the Company’s total sales for the six months ended June 30, 2006 and 2005, respectively.

For the six months ended June 30, 2006 and 2005, the Company purchases approximately 36% and 34%, respectively, of their raw materials from five major suppliers.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Minority interest

Minority interest represents the outside shareholders’ 5% interest in Sureland Creation, 1% interest in Beijing Zhong Xiao, 2% interest in Beijing Ju An and 2% interest in Beijing Hua An.

Note 11 – Other income and expenses, net

Other income and expense for the six months ended June 30 consist of the following:

	2006	2005
Interest income (expense)	$(36,938)	$4,155
Other miscellaneous income	202,407	100,988
Other nonoperating income	23,076	—

Total other income	$188,545	$105,143

Other miscellaneous income represents the valued-added tax and sales tax refunds from the local tax authority in PRC China.

Note 12 – Retirement plan

The Company and its subsidiaries which operate in the PRC are required to participate in a central pension scheme operated by the local municipal government. The Company is required to contribute 12% of its payroll costs to the central pension scheme in 2006 and 2005 and has no further obligations for post-retirement benefits. The contributions are charged to the income statement of the Company as they become payable in accordance with the rules of the scheme.

The aggregate contributions of the Company to retirement benefit schemes amounted to $36,397 and $18,253 for the six months ended June 30, 2006 and 2005, respectively.

Note 13 – Intercompany and minority interest distributions

On December 31, 2005, the board of directors of Sureland Creation approved and declared dividends of USD 2,728,000 (RMB 22,000,000).

On December 31, 2005, the board of directors of Beijing Zhong Xiao approved and declared dividends of USD 2,480,000 (RMB 20,000,000).

On December 31, 2005, the board of directors of Beijing Ju An approved and declared dividends of USD 1,984,000 (RMB 16,000,000).

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Intercompany and minority interest distributions, (continued)

The following table summarizes the dividend distributions in direct proportion to their ownership percentages:

Date		INTER- COMPANY		MINORITY SHAREHOLDER		TOTALS
December 31, 2004 Balance	RMB	65,899,285	RMB	1,700,000	RMB	67,599,285
December 31, 2004 Balance	USD	$7,973,813	USD	$205,700	USD	$8,179,513

Year Ended December 31, 2005
Amount declared	RMB	56,900,000	RMB	1,100,000	RMB	58,000,000
Amount paid		—		—		—

December 31, 2005 Balance	RMB	122,799,285	RMB	2,800,000	RMB	125,599,285
December 31, 2005 Balance	USD	15,227,111	USD	347,200	USD	15,574,311

Six Months Ended June 30, 2006
Amount declared	RMB	—	RMB	—	RMB	—
Amount paid		—		2,800,000		2,800,000

June 30, 2006 Balance	RMB	122,799,285	RMB	—	RMB	122,799,285
June 30, 2006 Balance	USD	$15,374,470	USD	$—	USD	$15,374,470

The intercompany dividend payable amounted to $15,374,470 and $15,227,111 at June 30, 2006 and December 31, 2005, respectively, and has been eliminated in the consolidation.

Note 14 – Dividends and Statutory reserves

On December 21, 2005 and December 31, 2005, the board of directors of Sureland Industrial approved and declared dividends of USD 12,400,000 (RMB 100,000,000) and USD 992,000 (RMB 8,000,000), respectively.

The dividends paid or declared by the Company to its Original Shareholders in respect of each of the relevant periods were as follows:

	Six Months Ended June 30 2006	Year Ended December 31 2005
Dividend payable to original shareholders, beginning	$8,399,750	$1,300,750
Dividend declared to original shareholders	—	13,392,000
Dividend paid to original shareholders	(7,488,000)	(6,293,000)

Dividend payable to original shareholders, ending	911,750	8,399,750
Dividend payable to minority interest shareholders, ending	—	347,200
Foreign currency translation loss	89,850	32,250

Total dividend payable	$1,001,600	$8,779,200

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Dividends and Statutory reserves, (continued)

The payment of future dividends will be determined and proposed by the Company’s board of directors. The payment of dividends will depend upon, among other things, the future earnings, capital requirements and financial condition and general business conditions of the Company.

The laws and regulations of the People’s Republic of China require that before an enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include surplus reserve fund, common welfare fund, and the enterprise fund.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. For the six months ended June 30, 2006 and the year ended December 31, 2005 the Company transferred $0 and $608,158, respectively, representing 10% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

The Company is required to transfer 5% to 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. For the six months ended June 30, 2006 and the year ended December 31, 2005, the Company transferred $0 and $304,079 respectively, representing 5% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders.

Starting on January 1, 2006, the PRC accounting rules and regulations does not require the company to transfer 5% to 10% of its net income to the statutory common welfare fund. The outstanding common welfare fund as of December 31, 2005 will be transferring to surplus reserve fund.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Dividends and Statutory reserves, (continued)

Enterprise fund

The enterprise fund may be used to acquire plant and equipment or to increase the working capital to expend on production and operation of the business. No minimum contribution is required and the company did not make any contribution to this fund during 2005.

Note 15 – Commitments

Operating lease commitments

At June 30, 2006, the Company has the following total future minimum lease payments under an operating lease:

Year Ended June 30,	Amount
2007	158,757
2008	92,608
Thereafter	—

This operating lease is under a three year term and it is cancelable with three months prior notice. Total rent expense for the six months ended June 30, 2006 and 2005 amounted to $77,889 and $58,483, respectively.

Note 16 – Subsequent event

Reorganization

The Company entered a sales and purchase agreement with the existing five shareholders (“Original Shareholders”) of Sureland Industrial Fire Safety Co., Ltd. (“Sureland Industrial”) which agreed to transfer their 100% ownership in Sureland Industrial to the Company. The total purchase consideration was $10,087,527 which was determined based upon the net asset value of Sureland Industrial as of December 31, 2005. On July 18, 2006, this transfer was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on July 18, 2006.

The Company signed a sales and purchase agreement with the existing two shareholders, Sureland Industrial and Vyle Investment Inc., to become 100% shareholder of Sureland Equipment. The purchase price was based on the registered capital of Sureland Equipment. On August 4, 2006, this transaction was approved by the Beijing Bureau of Commerce, and the registration with the Beijing State Administration for Industry and Commerce of the People’s Republic of China, (“PRC”) was completed on August 15, 2006.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Subsequent event, (continued)

Reorganization, (continued)

On July 27 and 31, 2006, the Company issued 31,500 shares of common stock to the Original Shareholders in addition to the initial 2,000 shares owned by the Original Shareholders. As a result of this transaction, the Original Shareholders exercised control over the Company.

Reverse acquisition

On October 27, 2006, Unipro Financial Services, Inc. (“Unipro”), a Florida corporation, acquired 100% of the equity interests in the Company from the shareholders of the Company in exchange for 701,538.46 shares of the Company’s Series A Convertible Preferred Stock (“Convertible Stock”). The Convertible Preferred Stock will automatically be converted to 22,800,000 shares of Common Stock when an amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock, which has already been adopted by shareholders acting by consent.

On October 27, 2006, Unipro entered into and closed a Securities Purchase Agreement (“SPA”) with the Company and certain Investors (the “Investors”). Under the SPA, Unipro sold (i) an aggregate of 1,538,604 shares of Common Stock (the “Common Stock”), at a purchase price of $3.25 per share, (ii) Series A Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise prices of $3.58 per share (“Series A Warrants”) and (iii) Series B Warrants exercisable until October 27, 2011 to acquire an aggregate of 307,721 shares of Common Stock (subject to customary adjustments) at an exercise prices of $4.88 per share (“Series B Warrants”). Under the SPA, certain Investors received right to purchase, before December 11, 2006, an aggregate of 923,077 shares of Common Stock (subject to customary adjustments) at $3.25 per share and an aggregate of 184,615 Series A Warrants and 184,615 Series B Warrants. In connection with the SPA, Unipro granted to H.C. Wainwright & Co., Inc., the placement agent, warrants to purchase 115,395 shares at $3.25 per share.

Stock Option Plan

Effective July 1, 2006, the Company adopted a stock option plan. Under this plan, which expires on June 30, 2016, the Company granted stock options to the executives and management team of Sureland Industrial to purchase up to 750,000 shares of common stock of the Company at a price of $1.25 per share. The vesting schedule of this stock option plan is as follows, 50% of the total number of shares granted is vested immediately from the date of the grant. The remaining 50% of the total number of shares grated shall be vested every quarter over the next two years from the vesting commencement date. The amount of shares vested every quarter is 1/16 of the total number of shares granted. This option is terminated three months after ceasing of employment relationship.

CHINA FIRE PROTECTION GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Subsequent event, (continued)

Stock Option Plan, (continued)

The Company entered into a security exchange agreement with Unipro on October 27, 2006. Based upon this agreement, effective October 27, 2006, stock options granted by the Company shall be converted into 750,000 options to purchase Unipro common stock, $0.001 par value, on the same terms and conditions as the original stock option plan adopted by the Company.

UNIPRO FINANCIAL SERVICES, INC AND SUBSIDIARIES

- SUCCESSOR TO CHINA FIRE PROTECTION GROUP INC.

PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2006

	Historical Unipro	Historical CFPG	Pro Forma Adjustments(1)		Pro Forma Combined
	July 31, 2006	June 30, 2006
ASSETS
CURRENT ASSETS:
Cash	$59,792	$2,033,443	$(59,792	)(2)	$6,482,705
			4,449,262	(10)
Restricted cash - current		1,516,877			1,516,877
Accounts receivable, net of allowance for doubtful accounts of $648,448		8,763,750			8,763,750
Notes receivable		464,492			464,492
Other receivables		921,677			921,677
Inventories		3,334,147			3,334,147
Costs and estimated earnings in excess of billings		7,283,196			7,283,196
Employee advances		1,610,819			1,610,819
Prepayments and deferred expenses		1,947,087			1,947,087

Total current assets	$59,792	27,875,488	4,389,470		32,324,750

PLANT AND EQUIPMENT, net		3,715,703			3,715,703

OTHER ASSETS:
Long term investment		489,557			489,557
Deferred expenses - non current		49,843			49,843
Intangible assets - land use right, net of accumulated amortization		536,326			536,326

Total other assets		1,075,726			1,075,726

Total assets	$59,792	$32,666,917	$4,389,470		$37,116,179

See accompanying notes to these financial statements

UNIPRO FINANCIAL SERVICES, INC AND SUBSIDIARIES

- SUCCESSOR TO CHINA FIRE PROTECTION GROUP INC.

PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2006

	Historical Unipro	Historical CFPG	Pro Forma Adjustments(1)		Pro Forma Combined
	July 31, 2006	June 30, 2006
LIABILITIES AND SHARE HOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$58,236	$4,668,931	$(11,986	)(2)	$4,668,931
			(46,250	)(4)
Short term bank loan		2,504,000			2,504,000
Customer deposits		4,827,995			4,827,995
Convertible note payable, net of unamortized debt discount of $6,830	93,170		(40,000	)(2)	—
			(30,000	)(6)
			6,830	(6)
			(30,000	)(7)
Other payables		689,836			689,836
Investment payable		10,087,527			10,087,527
Accrued liabilities		1,968,926			1,968,926
Dividend payable		1,001,600			1,001,600
Taxes payable		814,389			814,389

Total current liabilities	151,406	26,563,204	(151,406)		26,563,204

SHAREHOLDERS’ EQUITY:
Common stock	5,320	2,000	19	(4)	25,538
			(4,256	)(3)
			22,800	(5)
			(2,000	)(12)
			15	(7)
			80	(8)
			22	(9)
			1,538	(10)
Additional paid-in-capital	415,307	6,243,058	46,231	(4)	10,668,782
			4,256	(3)
			(7,806	)(2)
			(22,800	)(5)
			(512,241	)(11)
			2,000	(12)
			30,000	(6)
			(6,830	)(6)
			29,985	(7)
			(80	)(8)
			(22	)(9)
			4,447,724	(10)
Statutory reserves		3,458,325			3,458,325
Accumulated deficit prior to development stage period	(336,399)		336,399	(11)	—
Deficit accumulated during the development stage period	(175,842)		175,842	(11)	—
Retained earnings		5,883,590			5,883,590
Owner contribution receivable		(10,087,527)			(10,087,527)
Accumulated other comprehensive income		604,267			604,267

Total shareholders’ equity	(91,614)	6,103,713	4,540,876		10,552,975

Total liabilities and shareholders’ equity	$59,792	$32,666,917	$4,389,470		$37,116,179

See accompanying notes to these financial statements

UNIPRO FINANCIAL SERVICES, INC AND SUBSIDIARIES

- SUCCESSOR TO CHINA FIRE PROTECTION GROUP INC.

PRO FORMA COMBINED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical Unipro	Historical CFPG		Pro Forma Adjustments (1)	Pro Forma Combined
	For the Year Ended October 31, 2005	For the Year Ended December 31, 2005
REVENUES	$	$21,574,214			$21,574,214
COST OF REVENUES		9,037,972			9,037,972

GROSS PROFIT	—	12,536,242			12,536,242
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	52,033	5,495,578			5,547,611

INCOME (LOSS) FROM OPERATIONS	(52,033)	7,040,664			6,988,631
OTHER INCOME (EXPENSES) , NET OF OTHER EXPENSES (INCOME)	(3,881)	577,673			573,792

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	(55,914)	7,618,337			7,562,423
PROVISION FOR INCOME TAXES	—	202,920			202,920

INCOME (LOSS) BEFORE MINORITY INTEREST	(55,914)	7,415,417			7,359,503
MINORITY INTEREST	—	143,283			143,283

NET INCOME (LOSS)	(55,914)	7,272,134			7,216,220
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	—	483,590			483,590

COMPREHENSIVE INCOME (LOSS)	$(55,914)	$7,755,724			$7,699,810

EARNINGS PER SHARE - BASIC		$0.32	(13)		$0.28

EARNINGS PER SHARE - DILUTED		$0.32	(13)		$0.28

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC		22,800,000	(14)		25,538,604

WEIGHTED AVERAGE NUMBER OF SHARES - DILUTED		22,800,000	(14)		25,653,999

See accompanying notes to these financial statements

UNIPRO FINANCIAL SERVICES, INC AND SUBSIDIARIES

- SUCCESSOR TO CHINA FIRE PROTECTION GROUP INC.

PRO FORMA COMBINED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2006

	Historical Unipro	Historical CFPG		Pro Forma Adjustments (1)	Pro Forma Combined
	For the Six Months Ended April 30, 2006	For the Six Months Ended June 30, 2006
REVENUES	$	$15,326,973			$15,326,973
COST OF REVENUES		7,025,890			7,025,890

GROSS PROFIT	—	8,301,083			8,301,083
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	58,840	2,614,792			2,673,632

INCOME (LOSS) FROM OPERATIONS	(58,840)	5,686,291			5,627,451
OTHER INCOME (EXPENSES) , NET OF OTHER EXPENSES (INCOME)	(23,088)	188,545			165,457

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	(81,928)	5,874,836			5,792,908
PROVISION FOR INCOME TAXES	—	56,800			56,800

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(81,928)	5,818,036			5,736,108
MINORITY INTEREST	—	—			—

NET INCOME (LOSS)	(81,928)	5,818,036			5,736,108
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	—	120,677			120,677

COMPREHENSIVE INCOME (LOSS)	$(81,928)	$5,938,713			$5,856,785

EARNINGS PER SHARE - BASIC		$0.26	(13)		$0.22

EARNINGS PER SHARE - DILUTED		$0.26	(13)		$0.22

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC		22,800,000	(14)		25,538,604

WEIGHTED AVERAGE NUMBER OF SHARES - DILUTED		22,800,000	(14)		25,653,999

See accompanying notes to these financial statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(1)	Because China Fire Protection Group Inc.’s (“CFPG”) former owners have received the majority voting rights in the combined entity and CFPG’s officers and directors has been appointed to the executive officers and directors upon the completion of the share exchange transaction, the share exchange transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Unipro Financial Services, Inc. (“Unipro”, the legal acquirer) is considered the accounting acquiree and CFPG (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will be in substance be those of CFPG, with the assets and liabilities, and revenues and expenses, of Unipro being included effective from the date of the consummation of the share exchange transaction. Unipro is deemed to be a continuation of the business of CFPG. The outstanding stock of Unipro prior to the share exchange transaction will be accounted for at their net book value and no goodwill will be recognized.

(2)	Reflects Unipro use cash of $59,792 to pay liabilities and other expenses.

(3)	Reflects the 1 for 5 reverse stock split.

(4)	Reflects issuance of shares (post reverse split) to pay liabilities

(5)	Reflects the issuance of 701,538.46 shares of preferred stock by Unipro (as legal acquirer) for the reverse acquisition of all issued and outstanding shares of capital stock of CFPG (as legal acquiree, but accounting acquirer), which are automatically be converted to 22,800,000 shares of common stock.

(6)	Reflects portion of convertible notes and remaining amortization of discount paid by contribution of capital.

(7)	Reflects issuance of 15,000 post reverse split common stock from convertible note.

(8)	Reflects issuance of 80,004 post reverse split common stock for Unipro pre acquisition expenses.

(9)	Reflects issuance of 22,000 post reverse split common stock to retire Unipro pre acquisition options and warrants.

(10)	To record sale of 1,538,604 common shares for $4,449,262 simultaneous with acquisition.

(11)	Reflects the elimination of Unipro accumulated deficit

(12)	Reflects the elimination of CFPG common stock

(13)	The historical earnings per share is computed based on the historical income of CFPG as CFPG is considered the accounting acquirer and thus the predecessor.

(14)	The weighted average number of shares used for computing the historical earnings per share is based on the number of shares issued in the reverse acquisition of CFPG by Unipro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unipro Financial Services, Inc.
(Registrant)

Date	November 2, 2006

Brian Lin
(Signature)

*

*

Exhibit Number

2.1*	Securities Exchange Agreement, dated as of September 1, 2006, by and among the Company, China Fire Protection Group and Sureland, its subsidiary

3.1	Restated Articles of Incorporation, filed with the state of Florida on October 18, 2006.

3.2	Articles of Amendment to Articles of Incorporation & Designating Series A Convertible present Stock.

3.3	By-Laws.

4.1	Registaration Rights Agreement dated October 27, 2006 between the Company and named Investors

4.2	Registaration Rights Agreement dated October 27, 2006 between the Company and named Shareholders

4.3	Form of Series A Warrant to Purchase Shares of Common Stock of the Company.

4.4	Form of Series B Warrant to Purchase Shares of Common Stock of the Company

4.5

Escrow Agreement dated October 27, 2006 by and among the Company UNIPRO, H. C. Wainwright & Co., Inc., the Investor Representative, Gangjin Li, and Brian Li, and American Stock Transfer & Trust Company

4.6	Form of H. C. Wainwright & Co., warrant

10.1	Construction Contract between Anshan Iron & Steel Group Corp. and Sureland Industrial Fire Safety Co., Ltd. Dated October, 2006

10.2	Contract between Maanshan Iron & Steel Co., Ltd and. and Sureland Industrial Fire Safety Co., Ltd.

10.3	Contract between Wuhan Iron & Steel (Group) Corp. and Sureland Industrial Fire Safety Co., Ltd.

10.4	Purchase Contract between Beijing Zhongshiweiye Technologies Co. Ltd.. and Sureland Industrial Fire Safety Co., Ltd. Dated June 13, 2005

10.5	Contract between Hangzhou New Epoch Fire Protection Science & Technology Co., Ltd and Sureland Industrial Fire Safety Co., Ltd. Dated December 5, 2005

10.6	Contract between Guangzhou Jinshengyang Technologies Co. Ltd. and Sureland Industrial Fire Safety Co., Ltd. Dated May 20, 2005

10.7	Purchase and Sales Contract between Beijing Xinfangsheng Hardware Electric Products Co. Ltd. and Sureland Industrial Fire Safety Co., Ltd. Dated October, 200

10.8	Purchase and Sales Contract between Sichuan Firefighting Machinery General Factory and Sureland Industrial Fire Safety Co., Ltd. Dated July 19, 2005

10.9	Purchase and Sales Contract between Beijing Tianningyihe Pipeline System Equipments Co. Ltd. and Sureland Industrial Fire Safety Co., Ltd. Dated July 19, 2005

Exhibit Number

10.10	Acceptance for Carriage Service Contract between Zhaijisong Express Co., LTD and Sureland Industrial Fire Safety Co., Ltd.

10.11	Cooperation Contract between Lianxin International Trade (Shanghai Waigaoqiao Free Trade Zone) Co., Ltd. and Sureland Industrial Fire Safety Co., Ltd.

10.12	Marketing Memorandum between Xi’an Systemsensor Electronic Co., Ltd and Sureland Industrial Fire Safety Co., Ltd.

10.13	OEM Cooperation Agreement between Xi’an System Sensor Electronics, Ltd. and Sureland Industrial Fire Safety Co., Ltd. Dated may 26, 2004

10.14	House Lease Contract between Beijing Bestpower Electrical Technology Ltd. and Sureland Industrial Fire Safety Co., Ltd. Dated December 1, 2004

10.15	Stock Ownership Assignment Agreement

14.1**	Officers’ and Directors’ Code of Ethics

23.1	Consent of Independent Registered Public Accounting Firm

*	Incorporated by reference from 8-K filed September 5, 2006 where it was filed as Exhibit 99.1
**	Incorporated by reference from of Form 10QSB, filed with the Commission on May 24,2004 where it was filed as Exhibit 10.4